SMC GLOBAL SECURITIES LIMITED
CONSOLIDATED STATEMENT OF FINANCIAL POSITION
(All amounts in Indian rupees unless otherwise stated)

		As at		US $ (Refer Note 2 (c))
	Note	March 31, 2016	March 31, 2017	March 31, 2017
Assets				
Cash and cash equivalents	18	238,832,270	925,727,605	14,274,905
Term deposits	19	2,368,146,925	3,221,880,714	49,682,046
Trading assets	20	3,661,609,694	2,132,745,724	32,887,367
Inventories	21	124,962,799	27,786,582	428,475
Trade and other receivables	22	2,516,534,027	4,174,165,126	64,366,463
Loans and advances to customers	23	2,795,377,938	3,130,758,815	48,276,929
Investment securities	24	362,834,452	874,690,507	13,487,903
Equity accounted investee	40	-	1,824,756	28,138
Income tax assets		135,749,750	122,629,439	1,890,972
Property and equipment	25	229,248,052	413,888,377	6,382,242
Intangible assets	26	9,622,091	80,385,549	1,239,561
Deferred tax assets	16	250,762,904	256,451,720	3,954,537
Other assets	27	552,851,414	373,440,549	5,758,528
Total assets		**13,246,532,316**	**15,736,375,463**	**242,658,066**
Liabilities				
Trading liabilities	20	272,285,111	434,874,433	6,705,851
Loans and borrowings	28	1,819,723,296	3,329,751,538	51,345,437
Trade and other payables	29	5,351,148,108	5,773,180,448	89,023,600
Current tax liabilites		31,434,342	18,515,810	285,517
Employee benefits	30	118,671,876	151,133,608	2,330,511
Other liabilities	31	103,299,191	109,190,065	1,683,733
Total liabilities		**7,696,561,924**	**9,816,645,902**	**151,374,649**
Equity				
Share capital	32	226,268,900	226,268,900	3,489,112
Share premium	32	3,548,993,510	3,548,993,510	54,726,191
Capital reserve		-	-	-
Foreign currency translation reserve		(15,524,315)	(27,459,191)	(423,426)
Retained earnings		1,781,217,213	2,140,855,230	33,012,417
Total equity attributable to owners of the Company		**5,540,955,308**	**5,888,658,449**	**90,804,294**
Non-controlling interest		9,015,084	31,071,112	479,123
Total liabilities and equity		**13,246,532,316**	**15,736,375,463**	**242,658,066**

SMC GLOBAL SECURITIES LIMITED
CONSOLIDATED STATEMENT OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME
(All amounts in Indian rupees unless otherwise stated)

	Note	For the year ended		US $ (Refer Note 2(c))
		March 31, 2016	**March 31, 2017**	**March 31, 2017**
Fee and commission income	6	2,306,121,619	2,614,578,063	40,317,318
Net trading income	7	1,255,085,378	1,615,397,588	24,909,755
Net income from other financial instruments at fair value through profit or loss	8	(7,455,845)	80,895,468	1,247,424
Interest income	9	454,258,496	624,888,393	9,635,904
Interest expense	9	(175,562,079)	(284,476,400)	(4,386,683)
Net interest income		**278,696,417**	**340,411,993**	**5,249,221**
Other operating income	10	169,584,411	248,205,200	3,827,374
Total revenue		**4,002,031,980**	**4,899,488,312**	**75,551,092**
Other income	11	48,222,011	41,779,859	644,254
Service cost	12	1,561,034,966	1,939,151,811	29,902,110
Personnel expenses	13	1,134,130,318	1,293,249,511	19,942,166
Other expenses	14	726,948,252	828,138,413	12,770,060
Allowance for impairment charge on receivable from clients	22	17,527,734	70,435,807	1,086,134
Allowance for impairment charge on security deposits	22	-	2,011,518	31,018
Allowance for impairment charge on loans and advances to customers	23	7,944,247	51,504,731	794,213
Allowance for impairment charge on advance to vendors	27	-	12,257,209	189,009
Depreciation and amortization	15	51,527,382	59,820,401	922,443
		551,141,092	**684,698,770**	**10,558,193**
Share in loss of equity accounted investee, net of tax		-	13,175,244	203,165
Profit before tax		**551,141,092**	**671,523,526**	**10,355,028**
Income tax expense	16	169,114,423	220,973,687	3,407,459
Profit for the year		**382,026,669**	**450,549,839**	**6,947,569**
Other comprehensive income, net of income tax				
Items that are or may be reclassified subsequently to profit or loss				
Foreign currency translation differences for foreign operations		(899,314)	(12,858,716)	(198,284)
Items that will never be reclassified subsequently to profit or loss				
Remeasurement of defined benefit (asset) /obligation		4,046,031	(470,175)	(7,250)
Other comprehensive income for the year, net of income tax		**3,146,717**	**(13,328,891)**	**(205,534)**
Total comprehensive income for the year		**385,173,386**	**437,220,948**	**6,742,035**
Profit attributable to:				
Owners of the Company		380,429,150	458,147,720	7,064,730
Non-controlling interest		1,597,519	(7,597,881)	(117,161)
Profit for the year		**382,026,669**	**450,549,839**	**6,947,569**
Total comprehensive income attributable to:				
Owners of the Company		383,551,499	445,745,960	6,873,492
Non-controlling interest		1,621,887	(8,525,012)	(131,457)
Total comprehensive income for the year		**385,173,386**	**437,220,948**	**6,742,035**
Earning per share	17			
Basic		3.36	4.05	0.06
Diluted		3.36	4.05	0.06

SMC GLOBAL SECURITIES LIMITED

CONSOLIDATED STATEMENT OF CASH FLOWS

(All amounts in Indian rupees unless otherwise stated)

	Note	For the year ended		US $ (Refer Note 2(c))
		March 31, 2016	March 31, 2017	March 31, 2017
Cash flows from operating activities				
Profit for the year		382,026,669	450,549,839	6,947,569
Adjustments for :				
- Depreciation	15	50,819,622	55,397,545	854,241
- Amortization	15	707,760	4,422,856	68,201
- Net loss / (income) from other financial instruments at fair value through profit or loss	8	15,573,714	(77,431,636)	(1,194,011)
- Interest on income tax refund	11	(3,355,569)	(11,314,729)	(174,475)
- Dividend earned	7 , 8	(19,252,031)	(10,000,922)	(154,216)
- Share in loss of equity accounted investee (net of tax)		-	13,175,244	203,165
- Share based compensation expense	13,35	-	5,902,339	91,015
- Profit on sale of property and equipment	11	(2,821,628)	(122,607)	(1,891)
- Allowance for impairment charge on receivable from client	22	17,527,734	70,435,807	1,086,134
- Allowance for impairment charge on security deposits	22	-	2,011,518	31,018
- Allowance for impairment charge on loans and advances to customers	23	7,944,247	51,504,731	794,213
- Allowance for impairment charge on doubtful advances to vendor	27	-	12,257,209	189,009
- Effect of movement in foreign exchange		(1,282,324)	(7,588,894)	(117,023)
- Net interest income	9	(278,696,417)	(340,411,993)	(5,249,221)
- Income tax expense	16	169,114,423	220,973,687	3,407,459
		338,306,200	**439,759,994**	**6,781,187**
Changes in :				
Term deposits		(14,091,059)	(858,784,493)	(13,242,629)
Trading assets		(1,835,234,672)	1,528,835,045	23,574,943
Inventories		110,212,391	97,176,217	1,498,477
Trade and other receivables		273,588,571	(1,743,137,378)	(26,879,528)
Loans and advances to customers		(1,608,029,870)	(386,885,607)	(5,965,854)
Other assets		162,618,256	195,320,399	3,011,880
Trading liabilities		(31,542,468)	162,662,146	2,508,283
Trade and other payables		1,704,161,012	431,684,659	6,656,664
Employee benefits		24,052,720	30,956,379	477,354
Other liabilities		(1,226,579)	3,657,797	56,404
		(877,185,498)	**(98,754,842)**	**(1,522,819)**
Dividend received on trading assets		11,088,162	6,549,160	100,989
Interest received		399,692,167	629,229,292	9,702,842
Interest paid		(173,451,601)	(282,207,363)	(4,351,694)
Income tax paid		(218,754,219)	(223,771,499)	(3,450,601)
Net cash flows (used in) / from operating activities		**(858,610,989)**	**31,044,748**	**478,717**

SMC GLOBAL SECURITIES LIMITED

CONSOLIDATED STATEMENT OF CASH FLOWS

(All amounts in Indian rupees unless otherwise stated)

	Note	For the year ended		US $ (Refer Note 2(c))
		March 31, 2016	March 31, 2017	March 31, 2017
Cash flows from investing activities				
Acquisition of property and equipment		(52,532,429)	(276,242,175)	(4,259,710)
Proceeds from the sale of property and equipment		6,531,539	3,031,048	46,739
Acquisition of intangible assets		(5,825,064)	(22,698,886)	(350,021)
Acquisition of investment securities		(1,147,042,264)	(2,109,831,568)	(32,534,026)
Proceeds from sale of investment securities		1,111,065,587	1,660,028,958	25,597,979
Interest on income tax refund	11	3,355,569	11,314,729	174,475
Acquisition of business	34	-	(29,954,355)	(461,902)
Dividend received on investment securities		8,115,055	3,466,646	53,456
Net cash used in investing activities		**(76,332,007)**	**(760,885,603)**	**(11,733,010)**
Cash flows from financing activities				
Proceeds from secured loan		8,400,000	55,631,900	857,855
Repayment of secured loan		(4,997,473)	(6,689,684)	(103,156)
(Repayment) / proceeds of secured overdraft (net)		739,615,858	1,400,855,367	21,601,471
Proceeds from unsecured loan (net)		259,859,268	69,456,219	1,071,029
Dividend paid and tax thereon		(81,549,407)	(98,039,528)	(1,511,789)
Net cash flows from financing activities		**921,328,246**	**1,421,214,274**	**21,915,410**
Net (decrease) / increase in cash and cash equivalents		**(13,614,750)**	**691,373,419**	**10,661,117**
Cash and cash equivalent at the beginning of the year		247,649,930	238,832,270	3,682,841
Effect of exchange rate fluctuations on cash and cash equivalents held		4,797,090	(4,478,084)	(69,053)
Cash and cash equivalent at the end of the year	18	**238,832,270**	**925,727,605**	**14,274,905**

SMC GLOBAL SECURITIES LIMITED

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

(All amounts in Indian rupees unless otherwise stated)

Attributable to owners of the Company

	Share capital	Share premium	Capital reserve	Foreign currency Translation reserve	Retained earnings	Total	Non controlling Interest	Total equity
Balance at April 1, 2015	226,268,900	3,548,993,510	-	(14,625,001)	1,478,315,807	5,238,953,216	7,393,197	5,246,346,413
Total comprehensive income for the year :								
Profit for the year	-	-	-	-	380,429,150	**380,429,150**	1,597,519	**382,026,669**
Other comprehensive income, net of income tax	-	-	-	-	**380,429,150**	**380,429,150**	**1,597,519**	**382,026,669**
Foreign currency translation differences	-	-	-	(899,314)	-	**(899,314)**	-	**(899,314)**
Remeasurement of defined benefit obligation	-	-	-	-	4,021,663	**4,021,663**	24,368	**4,046,031**
Total comprehensive income for the year :	-	-	-	**(899,314)**	**4,021,663**	**3,122,349**	**24,368**	**3,146,717**
Transactions with owners, recorded directly in equity								
Distributions to owners :								
Dividends to owners (including dividend distribution tax)	-	-	-	-	(81,549,407)	**(81,549,407)**	-	**(81,549,407)**
Total distributions to owners	-	-	-	-	**(81,549,407)**	**(81,549,407)**	-	**(81,549,407)**
Balance at March 31, 2016	**226,268,900**	**3,548,993,510**	-	**(15,524,315)**	**1,781,217,213**	**5,540,955,308**	**9,015,084**	**5,549,970,392**
Balance at April 1, 2016	**226,268,900**	**3,548,993,510**	-	**(15,524,315)**	**1,781,217,213**	**5,540,955,308**	**9,015,084**	**5,549,970,392**
Total comprehensive income for the year :								
Profit for the year	-	-	-	-	458,147,720	**458,147,720**	(7,597,881)	**450,549,839**
Other comprehensive income, net of income tax	-	-	-	-	**458,147,720**	**458,147,720**	**(7,597,881)**	**450,549,839**
Foreign currency translation differences	-	-	-	(11,934,876)	-	**(11,934,876)**	(923,840)	**(12,858,716)**
Remeasurement of defined benefit asset	-	-	-	-	(470,175)	**(470,175)**		**(470,175)**
Total comprehensive income for the year :	-	-	-	**(11,934,876)**	**(470,175)**	**(12,405,051)**	**(923,840)**	**(13,328,891)**
Transactions with owners, recorded directly in equity								
Contributions by and (distributions) to owners :								
Dividends to owners(including dividend distribution tax)	-	-	-	-	(98,039,528)	**(98,039,528)**	-	**(98,039,528)**
Share based compensation (Refer note 38)	-	-	5,934,808	-	-	**5,934,808**	-	**5,934,808**
Acquisition of business (Refer note 37)	-	-	24,642,940	-	-	**24,642,940**	-	**24,642,940**
Adjustment on account of issuance of shares*	-	-	(30,577,748)	-	-	**(30,577,748)**	30,577,748	-
Total contributions by and (distributions to) owners	-	-	-	-	**(98,039,528)**	**(98,039,528)**	**30,577,748**	**(67,461,780)**
Balance at March 31, 2017	**226,268,900**	**3,548,993,510**	-	**(27,459,191)**	**2,140,855,230**	**5,888,658,449**	**31,071,112**	**5,919,729,560**
US $ (Refer Note 2(c))	**3,489,112**	**54,726,191**	-	**(423,426)**	**33,012,417**	**90,804,294**	**479,123**	**91,283,417**

* During the year ended March 31, 2017, SMC Global USA Inc. ("subsidiary of the Parent Company") issued common shares pursuant to acquisition of business and share-based compensation. Accordingly, it has been shown as non-controlling interest ("NCI") as at March 31, 2017.

1. Reporting entity

SMC Global Securities Limited (the "Parent Company") together with its subsidiaries (collectively, "the Company" or "the Group") offers its customers a wide range of services across different business segments. The Parent Company's shares are listed on the Ahmedabad Stock Exchange and Calcutta Stock Exchange in India.

The Group provides the following range of services as mentioned below:

Trading and distribution services includes brokerage services (in equity, derivative, commodity and currency segments on various stock exchanges in India and abroad), clearing services, depository participant services, insurance broking services and distribution of financial products such as mutual funds and initial public offerings financing.

The Group also engages in proprietary transactions in equity securities, commodities, currencies and derivative. Such trading activities are entered primarily to capitalize on the pricing inefficiencies in equity, commodity and currency markets. These trades are executed in identical or similar financial instruments, on different markets or in different but analogous forms, such that the positions are generally hedged.

Financing business services offer a variety of loan products such as capital market loans and real estate loans primarily to individuals, affiliated entities and commercial clients.

Advisory services comprises portfolio and wealth management, mortgage and loan advisory, real estate advisory and investment banking services which advises middle class to high net worth individuals.

The Parent Company is a Limited Liability Company incorporated in the year 1994 and domiciled in India. The registered address of the Parent Company is 11/6B, Shanti Chamber, Pusa Road, Delhi-110005.

2. Basis of preparation

(a) Statement of compliance

These consolidated financial statements have been prepared in accordance with International Financial Reporting Standards ('IFRS') as issued by the International Accounting Standards Board ("IASB").

These consolidated financial statements were authorized for the issue by the Company's Audit Committee on July 18, 2017.

(b) Basis of measurement

The consolidated financial statements have been prepared on the historical cost basis, except for the following material items in the consolidated financial statements:

- Trading assets and trading liabilities (including derivatives), inventories and investment securities are measured at fair value.

(c) Functional and presentation currency

These consolidated financial statements are presented in INR, which is the Company's and its subsidiaries functional currency, other than SMC Global IFSC Private Limited, a subsidiary of the Company in Gift City Gujarat, SMC Comex International, DMCC, a subsidiary of the Company in United Arab Emirates and SMC Global USA Inc., a subsidiary of the Company in United States of America. The functional currency of SMC Global IFSC Private Limited ,SMC Comex International, DMCC and SMC Global USA Inc. is U.S. dollars. Assets and liabilities of SMC Global IFSC Private Limited, SMC Comex International, DMCC and SMC Global USA Inc. are translated at year-end rates of exchange, and income statement accounts are translated at average rates of exchange for the year. Gains or losses resulting from such transactions are recognised in "Other comprehensive income" and shown in the Statement of changes in equity as "Foreign currency translation reserve".

The accompanying consolidated financial statements are presented in Indian rupees, the national currency of India. Solely for the convenience of the readers, the financial statements as of and for the year ended March 31, 2017 have been translated into U.S. dollars which are based on the exchange rate as set forth in the H.10 statistical release of the Federal Reserve Board at March 31, 2017. The Federal Reserve Bank of New York certifies this rate for customs purposes in a weekly version of the H.10 release. The exchange rate as set forth in the H.10 statistical release of the Federal Reserve Board as at March 31, 2017 was INR 64.85 per US$1. No representation is made that the Indian rupee amounts have been, could have been or could be converted into U.S. dollars at such a rate or any other rate.

(d) Use of estimates and judgments

The preparation of the consolidated financial statements in conformity with IFRS requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected.

A) Assumptions and estimation uncertainties

Information about assumptions and estimation uncertainties that have a significant risk of resulting in a material adjustment within the next financial year are included in the following notes:

Note 3(S) and 30	Measurement of defined benefit obligation, liability for long-service leave; key actuarial assumptions;
Note 3(F) and 16	Recognition of deferred tax assets; availability of future taxable profit against which carry-forward losses can be used;
Note 3(G) and 14	Impairment of trade and other receivable, loan and advance to customers and advance to vendors.

Measurement of defined benefit obligation, liability for long-service leave; key actuarial assumptions:
The projected benefit obligation and expense related to the Group's pension and non-pension post-retirement benefit plans are determined using multiple assumptions that may significantly influence the value of these amounts. Actuarial assumptions including discount rates, compensation increases, attrition rates and mortality rates are management's best estimates and are reviewed annually with the Group's actuaries. The Group develops each assumption using relevant historical experience of the Group in conjunction with market related data and considers if the market-related data indicates there is any prolonged or significant impact on the assumptions. The discount rate used to measure plan obligations is based on long-term high quality government bond yields. The other assumptions are also long-term estimates. All assumptions are subject to a degree of uncertainty. Differences between actual experiences and the assumptions, as well as changes in the assumptions resulting from changes in future expectations, result in actuarial gains and losses which are recognized in other comprehensive income during the year and also impact expenses in future periods.

Recognition of deferred tax assets, availability of future taxable profit against which carry-forward losses can be used:

Deferred tax is recorded on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts, at the rates that have been enacted or substantively enacted. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable profits during the periods in which those temporary differences and tax loss carry-forwards become deductible. The Group considers the expected reversal of deferred tax assets and projected future taxable income in making this assessment. The amount of the deferred income tax assets considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carry-forward period are reduced.

Impairment of trade and other receivable, loan and advance to customers and advance to vendors:

The Group estimates the uncollectability of trade and other receivables, loans and advances to customers and advance to vendors by analyzing historical payment patterns, customer concentrations, customer credit-worthiness and current economic trends. If the financial condition of a customer or vendor deteriorates, additional allowances may be required.

B) Judgements

Information about significant areas of judgment in applying accounting policies that have the most significant effect on the amounts recognized in the consolidated financial statements are described as follows:

Principal and agent relationship:

The Group determines that when other parties are involved in providing goods or services to a Group's customer, whether its performance obligation is to provide the goods or services itself (i.e., the Group is a principal) or to arrange for another party to provide the good or service (i.e., the Group is an agent). The Group is a principal if it controls a promised good or service before it transfers the good or service to a customer. However, the Group is not necessarily acting as a principal if it obtains legal title only momentarily before the good or service is transferred to a customer.

The determination of whether the Group is acting as a principal or an agent affects the amount of revenue the Group recognizes.

When the Group is the principal in the arrangement, revenue to be recognized is based on the gross amount to which the entity expects to be entitled.

When the Group is the agent, the revenue to be recognized is the net amount to which the entity is entitled to retain in return for its services as the agent.

The Group acts in its principal capacity for trading activity undertaken on its own account, whereas it is an agent for all trading positions taken by its clients.

3. Significant accounting policies

The accounting policies set out below have been applied consistently to all periods presented in these consolidated financial statements and have been applied consistently by Group entities.

(A) Basis of consolidation

i. Subsidiaries

The Group consolidates entities which it controls. Control exists when the parent has power over the entity, is exposed, or has rights, to variable returns from its involvement with the entity and has the ability to affect those returns by using its power over the entity. Power is demonstrated through existing rights that give the ability to direct relevant activities, those which significantly affect the entity's returns.

The financial statements of subsidiaries are included in the consolidated financial statements using the acquisition method of accounting from the date that control commences until the date that control ceases.

ii. Transactions eliminated on consolidation

Intra-group balances and transactions, and any unrealised income and expenses arising from intra-group transactions, are eliminated in preparing the consolidated financial statements. Unrealised losses are eliminated in the same way as unrealised gains, but only to the extent that there is no evidence of impairment.

iii. Non-controlling interests

Non controlling interests are measured at their proportionate share of the acquiree's indentifiable net assets at the date of acquisition. Changes in Group's interest in a subsidiary that do not result in a loss of control are accounted for as equity transactions. Acquisitions of non-controlling interests are accounted for as transactions with equity holders in their capacity as equity holders; therefore no goodwill is recognized as a result of such transactions.

(B) Foreign currency transaction

Transactions in foreign currencies are translated into the respective functional currency of Group entities at the spot exchange rates at the date of the transactions.

Monetary assets and liabilities denominated in foreign currencies at the reporting date are translated into the functional currency at the spot exchange rate at that date. The foreign currency gain or loss on monetary items is the difference between the amortised cost in the functional currency at the beginning of the year, adjusted for effective interest and payments during the year, and the amortised cost in the foreign currency translated at the spot exchange rate at the end of the year.

Non-monetary assets and liabilities that are measured at fair value in a foreign currency are translated into the functional currency at the spot exchange rate at the date on which the fair value is determined. Non-monetary items that are measured based on historical cost in a foreign currency are translated using the spot exchange rate at the date of the transaction.

Foreign currency differences arising on translation are recognised in the statement of profit or loss.

(C) Revenue

i. Fees and commission income

Fees and commission income comprises brokerage commission, fees on distribution of financial products, management and advisory services and depository service.

Brokerage commission is earned on equity, derivative (equity and currency), debt securities, commodity, real estate and insurance broking business of the Group.

Brokerage commission earned on equity, derivative (equity and currency), debt securities and commodity transactions are recognised as per contracted rates on execution of transactions on behalf of the customers on the trade date.

Insurance agency income on first year premium of insurance policies is recognised, when an insurance policy sold by the Group is accepted by the principal insurance company net of an allowance for estimated policy cancellations. Renewal commission on policies is accounted for on receipt of renewal premium by the principle insurance company.

Income from distribution of financial product, management and advisory services and depository services are recognized on accrual basis in accordance with the terms of the respective agreements entered into between the Group and the counter party when such services have been provided , the amount of revenue to be accrued can be reliably measured, and it is probable that the economic benefits associated with the transaction will flow to the entity.

The Group did not have any performance fee or carried interest arrangements during the year ended March 31, 2017.

ii. Net trading income

Net trading income comprises of gains less losses related to trading assets (including inventories) and liabilities and includes all realized and unrealized fair value changes, interest, dividend and foreign exchange differences.

iii. Net income from other financial instruments at fair value through profit or loss

Net income from other financial instruments at fair value through profit or loss relates to financial assets and financial liabilities designated at fair value through profit or loss. It includes all realised and unrealised fair value changes, interest, dividends and foreign exchange differences.

iv. Other operating income

Other operating income comprises of charges collected by the Company on delayed payments done by brokerage customers on delay in fulfillment of contractually agreed payment terms and is recognized on accrual basis.

v. Dividend Income

Dividend income is recognised when the right to receive income is established. Usually, this is the ex-dividend date for quoted equity securities. Dividends are presented in net trading income and net income from other financial instruments at fair value through profit or loss, based on the underlying classification of the equity investment.

(D) Interest income and interest expense

Interest income and expense are recognized in the statement of profit or loss using the effective interest method. The 'effective interest rate' is the rate that discounts the estimated future cash payments and receipts through the expected life of the financial asset or financial liability (or, where appropriate, a shorter period) to the carrying amount of the financial asset or financial liability. When calculating the effective interest rate, the Group estimates future cash flows considering all contractual terms of the financial instrument, but not future credit losses. The calculation of the effective interest rate includes transaction costs and fees that are an integral part of the effective interest rate. Transaction costs include incremental costs that are directly attributable to the acquisition or issue of a financial asset or financial liability.

Interest income presented in the statement of profit or loss includes:

- Interest income on term deposits and loans and advances to customers. Interest income on delinquent customers, if any, is recognized only when it is reasonably assured.

Interest expense presented in the statement of profit or loss includes:

- Interest expense on bank overdraft and other borrowings, interest paid to clients on margin balances and other finance charges.

Interest income and expense on all trading assets and liabilities are considered to be incidental to the Group's trading operations and are presented together with all other changes in the fair value of trading assets and liabilities in net trading income.

(E) Lease Payments

Accounting for Operating Lease

Payments made under operating leases are recognized in the statement of profit or loss on a straight-line basis over the term of the lease.

(F) Income tax expense

Income tax expense comprises current and deferred taxes. Current and deferred tax expense is recognized in the statement of profit or loss except to the extent that it relates to a business combination, or items recognized directly in equity or OCI, in which case it is recognized in equity or in OCI (loss).

The amount of current tax payable and receivable is the best estimate of the tax amount expected to be paid or received that reflects uncertainties related to income taxes, and any adjustment to tax payable or receivable in respect of previous years. It is measured using the tax rates enacted or substantively enacted at the reporting date.

Current tax assets and liabilities are offset only if certain criteria are met.

Deferred tax is recognised in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is not recognised for:

- temporary differences on the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss;
- temporary differences related to investments in subsidiaries, associates and joint arrangements to the extent that the Group is able to control the timing of the reversal of the temporary differences and it is probable that they will not reverse in the foreseeable future; and
- taxable temporary differences arising on the initial recognition of goodwill.

Deferred tax is measured at the tax rates that are expected to be applied to temporary differences when they reverse, based on the laws that have been enacted or substantively enacted by the reporting date. Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax liabilities and assets, and they relate to income taxes levied by the same tax authority on the same taxable entity.

A deferred tax asset is recognized for unused tax losses and deductible temporary differences, to the extent that it is probable that future taxable profits will be available against which they can be utilized. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

In determining the amount of current and deferred tax, the group takes into account the impact of uncertain tax positions and whether additional taxes and interest may be due. This assessment relies on estimates and assumptions and may involve a series of judgment about future events. New information may become available that causes the Company to change its judgment regarding the adequacy of existing tax liabilities; such changes to tax liabilities will impact tax expense in the period that such a determination is made.

(G) Financial assets and financial liabilities

i. Recognition

The Group initially recognizes loans and advances and deposits on the date on which such money is disbursed or received. All other financial instruments are recognized on the trade date, which is the date on which the Group becomes a party to the contractual provisions of the instrument.

A financial asset or financial liability is measured initially at fair value plus, for an item not at fair value through profit or loss, transaction costs that are directly attributable to its acquisition or issue.

ii. Classification

Financial assets

The Group classifies its financial assets into one of the following categories:

- Loans and receivables;
- Available -for- sale; and
- At fair value through profit or loss, and within this category as:
  - held for trading; or
  - designated at fair value through profit or loss.

Financial liabilities

The Group classifies its financial liabilities as measured at amortised cost or fair value through profit or loss.

iii. De-recognition

Financial assets

The Group derecognizes a financial asset when the contractual rights to the cash flows from the financial asset expire, or it transfers the rights to receive the contractual cash flows in a transaction in which substantially all of the risks and rewards of ownership of the financial asset are transferred or in which the Group neither transfers nor retains substantially all of the risks and rewards of ownership and it does not retain control of the financial asset.

On derecognition of a financial asset, the difference between the carrying amount of the asset (or the carrying amount allocated to the portion of the asset derecognized) and the sum of (i) the consideration received (including any new asset obtained less any new liability assumed) and (ii) any cumulative gain or loss that had been recognized in OCI is recognized in the statement of profit or loss. Any interest in transferred financial assets that qualify for derecognition that is created or retained by the Group is recognized as a separate asset or liability.

Financial liabilities

The Group derecognises a financial liability when its contractual obligations are discharged or cancelled, or expire.

iv. Offsetting

Financial assets and financial liabilities are offset and the net amount presented in the statement of financial position when, and only when, the Group has a legally enforceable right to set off the amounts and it intends either to settle them on a net basis or to realise the asset and settle the liability simultaneously. There has been no offset between financial assets and financial liabilities during the year under reporting.

Income and expenses are also presented on a net basis only when required under IFRS where the group is not considered a principal in a transaction.

Income or expenses are also presented on a net basis for gains and losses arising from a group of similar transaction such as in the Group's trading activity.

v. Amortized cost measurement

The amortized cost of a financial asset or financial liability is the amount at which the financial asset or financial liability is measured at initial recognition, minus principal repayments, plus or minus the cumulative amortization using the effective interest method of any difference between the intial amount recognized and the maturity amount minus any reduction for impairment.

vi. Fair value measurement

'Fair value' is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date in the principal or, in its absence, the most advantageous market to which the Group has access at that date. The fair value of a liability reflects its non-performance risk.

When available, the Group measures the fair value of an instrument using the quoted price in an active market for that instrument. A market is regarded as active if transactions for the asset or liability take place with sufficient frequency and volume to provide pricing information on an ongoing basis.

If there is no quoted price in an active market, then the Group uses valuation techniques that maximise the use of relevant observable inputs and minimise the use of unobservable inputs. The chosen valuation technique incorporates all of the factors that market participants would take into account in pricing a transaction.

The best evidence of the fair value of a financial instrument at initial recognition is normally the transaction price i.e. the fair value of the consideration given or received. If the Group determines that the fair value at initial recognition differs from the transaction price and the fair value is evidenced neither by a quoted price in an active market for an identical asset or liability nor based on a valuation technique that uses only data from observable markets, then the financial instrument is initially measured at fair value, adjusted to defer the difference between the fair value at initial recognition and the transaction price. Subsequently, that difference is recognized in the statement of profit or loss on an appropriate basis over the life of the instrument but no later than when the valuation is wholly supported by observable market data or the transaction is closed out.

The Group recognizes transfers between levels of the fair value hierarchy as of the end of the reporting period during which the change has occurred.

vii. Identification and measurement of impairment

At each reporting date, the Group assesses whether there is objective evidence that financial assets not carried at fair value through profit or loss are impaired. A financial asset or a group of financial assets is impaired when objective evidence demonstrates that a loss event has occurred after the initial recognition of the asset, and that the loss event has an impact on the future cash flows of the asset that can be estimated reliably.

Objective evidence that financial assets (including investment securities) are impaired can include:

- significant financial difficulty of the borrower or issuer,
- default or delinquency by a borrower,
- the restructuring of a loan or receivable by the Group on terms that the Group would not otherwise consider,
- indications that a borrower or issuer will enter bankruptcy,
- the disappearance of an active market for a security, or
- other observable data relating to a group of assets such as adverse changes in the payment status of borrowers or issuers in the group, or economic conditions that correlate with defaults in the group.

The Group considers evidence of impairment for loans and receivables at both a specific asset and a collective level. All individually significant loans and receivables are assessed for specific impairment. Those found not to be specifically impaired are then collectively assessed for any impairment that has been incurred but not yet identified. Loans and receivables that are not individually significant are collectively assessed for impairment by grouping together loans and receivables with similar risk characteristics.

In assessing collective impairment, the Group uses historical trends of the probability of default, the timing of recoveries and the amount of loss incurred, and makes an adjustment if current economic and credit conditions are such that the actual losses are likely to be greater or lesser than is suggested by historical trends. Default rates, loss rates and the expected timing of future recoveries are regularly benchmarked against actual outcomes to ensure that they remain appropriate.

Impairment losses on assets carried at amortized cost are measured as the difference between the carrying amount of the financial asset and the present value of estimated future cash flows discounted at the asset's original effective interest rate.

Impairment losses are recognized in the statement of profit or loss and reflected in an allowance account against loans and receivables. Interest on the impaired assets continues to be recognized through the unwinding of the discount. If an event occurring after the impairment was recognized causes the amount of impairment loss to decrease, then the decrease in impairment loss is reversed through the statement of profit or loss.

Impairment losses on available-for-sale investment securities (unquoted equity securities) are recognized by reclassifying the losses accumulated in the fair value reserve in equity to profit or loss. The cumulative loss that is reclassified from equity to the statement of profit or loss is the difference between the acquisition cost, net of any principal repayment and amortization, and the current fair value, less any impairment loss previously recognized in the statement of profit or loss. Any subsequent recovery in the fair value of an impaired available-for-sale equity security is always recognized in OCI.

The Group writes off loans and receivables and investment securities when they are determined to be uncollectable. The Group writes off its investment value of unquoted equity securities once it has sold its individual investment and determines based upon publicly available data that the issuer has not filed its statutorily required audited financial statements with Indian regulators.

viii. Designation at fair value through profit or loss

The Group has designated financial assets and liabilities at fair value through profit or loss when the assets or liabilities are managed, evaluated and reported internally on a fair value basis. Fair value changes pertaining to these financial assets and liabilities are classified under Net income from other financial instrument at fair value through profit or loss.

(H) Derivative financial instrument

The fair values of derivative instruments are based on the active market prices of the instrument. Fair values reflect the credit risk of the instrument and include adjustments to take account of the credit risk of the Company and counterparty, when appropriate.

(I) Business combinations, goodwill and other intangible assets

The Group accounts for its “Business combinations” using the acquisition method of accounting by recognizing the identifiable tangible and intangible assets acquired and liabilities assumed, and any non-controlling interest in the acquired business, measured at their acquisition date fair values. Acquisition-related costs are expensed as incurred.

Goodwill represents the cost of acquired businesses in excess of the fair value of identifiable tangible and intangible net assets purchased. Goodwill is not amortized but is tested for impairment at least on an annual basis, based on a number of factors, including operating results, business plans and future cash flows. Goodwill arising on acquisition of subsidiaries is measured at cost less accumulated impairment losses.

If the initial accounting for a business combination is incomplete by end of the reporting period in which the business combination occurs, the group records provisional amounts for the items for which accounting is incomplete. During the measurement period, which does not exceed 1 year, the group retrospectively adjusts the provisional amounts recognized at the acquisition date or recognizes additional assets or liabilities to reflect new information obtained about facts and circumstances that existed as of the acquisition date and, if known, would have affected the measurement of the amounts recorded as of that date.

Intangible assets acquired individually or with a group of other assets or in a business combination are carried at cost less accumulated amortization based on their estimated useful lives as follows:

Customer-related intangible assets : 8 years.
Licenses : 7 years.

Intangible assets are amortized over their estimated useful lives using a method of amortization that reflects the pattern in which the economic benefits of the intangible assets are consumed or otherwise realized.

(J) Interests in joint venture

A joint venture is an arrangement in which the Group has joint control, whereby the Group has rights to the net assets of the arrangement, rather than rights to its assets and obligations for its liabilities.

Interest in joint venture are accounted for using the equity method. They are initially recognised at cost, which includes transaction costs. Subsequent to initial recognition, the consolidated financial statements include the Group’s share of the profit or loss and OCI of equity-accounted investees, until the date on which significant influence or joint control ceases.

(K) Cash and cash equivalents

a) Cash and Bank balances

Cash and cash equivalents comprise cash balances and highly liquid financial assets with original maturities of less than three months, which are subject to insignificant risk of changes in their fair value, and are used by the group in the management of its short-term commitments.

b) Bank overdraft

Bank overdrafts that are repayable on demand and form an integral part of the group's cash management are included as a component of "cash and cash equivalents" for the purpose of the consolidated statement of cash flows.

Bank overdrafts primarily used for financing the activities of the Group are included as a component of Short term borrowings in the consolidated financial statement and disclosed as a component of "Cash flows from financing activities" for the purpose of the consolidated statement of cash flows.

(L) Term deposit

Term deposits comprise deposits with banks which have original maturities of more than three months. Such assets are recognized initially at fair value plus any directly attributable transaction costs. Subsequent to initial recognition, term deposits are measured at amortized cost using the effective interest method, less any impairment losses. Accrued interest on term deposit at year end is shown under "Other assets".

(M) Trading assets and liabilities

Trading assets and liabilities are those assets and liabilities that the group acquires or incurs principally for the purpose of selling or repurchasing in the near term, or holds as part of a portfolio that is managed together for short-term profit or position taking.

Trading assets and liabilities are initially recognized and subsequently measured at fair value in the consolidated statement of financial position, with transaction costs recognized in the statement of profit or loss. All changes in fair value are recognized as part of net trading income in the statement of profit or loss.

(N) Loans and advances to customers

Loans and advances are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market and that the Group does not intend to sell immediately or in the near term.

Loans and advances to corporate and retail customers are classified as loans and receivables. These loans and advances are initially measured at fair value plus incremental direct transaction costs, and subsequently measured at their amortized cost using the effective interest method.

(O) Investment securities

Investment securities are initially measured at fair value plus, in the case of investment securities not at fair value through profit or loss, incremental direct transaction costs, and subsequently accounted for depending on their classification as either fair value through profit or loss or available-for-sale.

(i) Available-for-sale

Available-for-sale investments' are non-derivative investments that are designated as available-for-sale or are not classified as another category of financial assets. Available-for-sale investments comprise unquoted equity securities. Unquoted equity securities whose fair value cannot be measured reliably are carried at cost, net of impairment. All other available-for-sale investments are measured at fair value after initial recognition.

Impairment losses are recognized in the statement of profit or loss. Other fair value changes, other than impairment losses are recognized in OCI and presented in the fair value reserve within equity. When the investment is sold, the gain or loss accumulated in equity is reclassified to the statement of profit or loss.

A non-derivative financial asset may be reclassified from the available-for-sale category to the loans and receivables category if it would otherwise have met the definition of loans and receivables and if the Group has the intention and ability to hold that financial asset for the foreseeable future or until maturity.

(ii) Fair value through profit or loss

The Group designates some investment securities (equity, debt securities and mutual funds) at fair value, with fair value changes recognized immediately in the statement of profit or loss.

(P) Trade and other receivables

Trade and other receivables are financial assets with fixed or determinable payments that are not quoted in an active market. Such assets are recognized initially at fair value plus any directly attributable transaction costs. Subsequent to initial recognition, trade and other receivables are measured at amortized cost using the effective interest method, less any impairment losses. It includes:

(i) Client and proprietary trading transactions

Client transactions are entered into on either a cash or margin basis. In margin transactions, the Group extends credit to clients for the purchase of securities, using the securities purchased and / or other securities in the clients' accounts as collateral for the security transactions. Receivable from clients/exchange are due on the settlement date, but accounted for on trade date basis.

(ii) Other receivables

Other receivables are initially recognized at fair value which primarily represents original invoice amount less any impairment loss or an allowance for any uncollectible amounts. Provision is made when there is objective evidence that the Group may not be able to collect the other receivables. Balances are written off when recoverability is assessed as being remote.

(Q) Non-derivative financial liabilities

The Group recognizes financial liabilities initially on the trade date at which the Group becomes a party to the contractual provisions of the instrument. The Group derecognizes a financial liability when its contractual obligations are discharged, cancelled or expire.

The Group has non-derivative financial liabilities such as loans and borrowing, trade and other payables and other liabilities. Such financial liabilities are recognized initially at fair value plus any directly attributable transaction costs. Subsequent to initial recognition these financial liabilities are measured at amortized cost using the effective interest method.

Payable to clients/exchanges are due on settlement date but accounted for on trade date basis.

(R) Inventories

Inventories comprises of commodities purchased in the active market measured at fair value.

(S) Share capital

Ordinary shares

The Company only has one class of shares classified as equity. Incremental costs directly attributable to the issue of ordinary shares are recognized as a deduction from equity.

(T) Earning per share (EPS)

The Group presents basic and diluted EPS data for its ordinary shares. Basic EPS is calculated by dividing the profit or loss that is attributable to ordinary shareholders of the Company by the weighted average number of ordinary shares outstanding during the period. Diluted EPS is determined by adjusting the profit or loss that is attributable to ordinary shareholders and the weighted-average number of ordinary shares outstanding for the effects of all dilutive potential ordinary shares.

There are no dilutive potential ordinary shares outstanding as of and during the year ended March 31, 2016 and March 31, 2017.

(U) Employee Benefits

i. Defined contribution plans

Obligations for contributions to defined contribution plans (provident fund and employees state insurance) are recognized as a personnel expense in the statement of profit or loss in the periods during which services are rendered by employees.

ii. Defined benefit plan

A defined benefit plan is a post-employment benefit plan other than a defined contribution plan. The Group's gratuity scheme is a defined benefit plan and it is in accordance with Gratuity Act, 1972. As per the plan, employee is entitled to get 15 days of basic salary for each completed year of service with a condition of minimum tenure of 5 years subject to a maximum amount of INR 1,000,000.

The calculation of defined benefit obligations is performed annually by a qualified actuary using the projected unit credit method. When the calculation results in a potential asset for the Group, the recognized asset is limited to the present value of economic benefits available in the form of any future refunds from the plan or reductions in future contributions to the plan. To calculate the present value of economic benefits, consideration is given to any applicable minimum funding requirements.

Remeasurements of the net defined benefit liability, which comprise actuarial gains and losses, the return on plan assets (excluding interest) and the effect of the asset ceiling (if any, excluding interest), are recognized immediately in OCI. The Group determines the net interest expense (income) on the net defined benefit liability (asset) for the period by applying the discount rate used to measure the defined benefit obligation at the beginning of the annual period to the then-net defined benefit liability (asset), taking into account any changes in the net defined benefit liability (asset) during the period as a result of contributions and benefit payments. Net interest expense and other expenses related to defined benefit plans are recognized in personnel expenses in the statement of profit or loss.

When the benefits of a plan are changed or when a plan is curtailed, the resulting change in benefit that relates to past service or the gain or loss on curtailment is recognised immediately in the statement of profit or loss.

iii. Short-term employee benefits

Short-term employee benefits are expensed as the related service is provided. A liability is recognised for the amount expected to be paid if the Group has a present legal or constructive obligation to pay this amount as a result of past service provided by the employee and the obligation can be estimated reliably.

iv. Other long-term employee benefits

Liability for long service leave

The Group's net obligation in respect of long-term employee benefits is the amount of future benefit that employees have earned in return for their service in the current and prior periods. That benefit is discounted to determine its present value. Remeasurements are recognised in the statement of profit or loss in the period in which they arise.

v. Termination benefits

Termination benefits are expensed at the earlier of when the Group can no longer withdraw the offer of those benefits and when the Group recognises costs for a restructuring. If benefits are not expected to be wholly settled within 12 months of the reporting date, then they are discounted.

(V) Share-based compensation

The grant-date fair value of equity-settled share-based payment arrangements granted to employees is generally recognised as an expense, with a corresponding increase in equity, over the vesting period of the awards. The amount recognised as an expense is adjusted to reflect the number of awards for which the related service conditions are expected to be met, such that the amount ultimately recognised is based on the number of awards that meet the related service conditions at the vesting date.

(W) Provisions and contingent liabilities

A provision is recognized if, as a result of a past event, the Group has a present legal or constructive obligation that can be estimated reliably, and it is probable that an outflow of economic benefits will be required to settle the obligation. Provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assumptions of the time value of money and the risks specific to the liability. The unwinding of discount is recognized as finance cost.

The amount recognized as a provision is the best estimate of the consideration required to settle the present obligation at reporting date, taking into account the risks and uncertainties surrounding the obligation.

When some or all of the economic benefits required to settle a provision are expected to be recovered from a third party, the receivable is recognized as an asset if it is virtually certain that reimbursement will be received and the amount of the receivable can be measured reliably.

Contingent liabilities are possible obligations that arise from past events and whose existence will only be confirmed by the occurrence or non-occurrence of one or more future events not wholly within the control of the Group. Where it is not probable that an outflow of economic benefits will be required, or the amount cannot be estimated reliably, the obligation is disclosed as a contingent liability, unless the probability of outflow of economic benefits is remote.

(X) Property and equipment

i. ***Recognition and measurement***

Items of property and equipment are measured at cost less accumulated depreciation and accumulated impairment losses.

Cost includes expenditures that are directly attributable to the acquisition of the asset.

When parts of an item of property and equipment have different useful lives, they are accounted for as separate items (major components) of property and equipment.

The gain or loss on disposal of an item of property and equipment are determined by comparing the proceeds from disposal with the carrying amount of property and equipment, and are recognized net within other income in the statement of profit or loss.

ii. ***Subsequent costs***

Subsequent expenditure is capitalized only when it is probable that the future economic benefits of the expenditure will flow to the Group. Ongoing repairs and maintenance are expensed as incurred.

iii. ***Depreciation***

Depreciation is calculated over the depreciable amount, which is the cost of an asset or other amount substituted for cost, less its residual value.

Depreciation is recognized in the statement of profit or loss on a straight-line basis over the estimated useful lives of each part of an item of property and equipment.

The estimated useful lives for depreciable property and equipment are as follows:

- Office building — 50 years
- Office equipment — 5 years
- Furniture and fixtures — 5 years
- Computer hardware — 3 years
- Vehicles — 5 years
- Communication devices — 10 years

Leasehold improvements are depreciated over the lease term or useful lives, whichever is shorter.

Depreciation methods, useful lives and residual values are reviewed at each reporting date and adjusted if appropriate.

(Y) Intangible assets

Software

Software acquired by the group is stated at cost less accumulated amortization and accumulated impairment losses. Subsequent expenditure on software assets is capitalized only when it increases the future economic benefits embodied in the specific asset to which it relates. All other expenditure is expensed as incurred.

Amortization is recognized in the statement of profit or loss on a straight-line basis over the estimated useful life of the software, from the date that it is available for use. The estimated useful life of software is three years.

Amortization methods, useful lives and residual values are reviewed at each reporting date and adjusted if appropriate.

(Z) Impairment of non-financial assets

At each reporting date, the Group reviews the carrying amount of its non-financial assets (other than investment property, inventories and deferred tax asset) to determine whether there is any indication of impairment. If such indication exists, then the asset's recoverable amount is estimated.

For impairment testing, assets are grouped together into the smallest group of assets that generates cash inflows from continuing use that are largely independent of the cash inflows of other assets or CGUs. Goodwill arising from a business combination is allocated to CGUs or groups of CGUs that are expected to benefit from the synergies of the combination.

The recoverable amount of an asset or CGU is the greater of its value in use and its fair value less costs to sell. Value in use is based on the estimated future cash flows, discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset or CGU.

An impairment loss is recognised if the carrying amount of an asset or CGU exceeds its recoverable amount.

Impairment losses are recognised in profit or loss. They are allocated first to reduce the carrying amount of any goodwill allocated to the CGU, and then to reduce the carrying amounts of the other assets in the CGU on a pro rata basis.

An impairment loss in respect of goodwill is not reversed. For other assets, an impairment loss is reversed only to the extent that the asset's carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortisation, if no impairment loss had been recognised.

(AA) Segment reporting

The operating segments used to present segment information are identified on the basis of internal reports used by the Group's management to allocate resources to the segments and assess their performance. An operating segment is a component of the Group that engages in business activities from which it earns revenues and incurs expenses, including revenues and expenses that relate to transactions with any of the Group's other components. Results of the operating segments are reviewed regularly by the Chief Operating Decision Makers (CODM), to make decisions about resources to be allocated to the segment and assess its performance and for which discrete financial information is available.

The Group has three reportable segments - Trading and Distribution, Advisory Services and Financing services.

(All amounts in Indian rupees unless otherwise stated)

(AB) New standards and interpretation not yet adopted

IFRS 9 Financial Instruments: IFRS 9, published in July 2014, replaces the existing guidance in IAS 39 Financial Instruments: Recognition and Measurement. IFRS 9 includes revised guidance on the classification and measurement of financial instruments, a new expected credit loss model for calculating impairment on financial assets, and new general hedge accounting requirements. It also carries forward the guidance on recognition and derecognition of financial instruments from IAS 39.

IFRS 9 is effective for annual reporting periods beginning on or after January 1, 2018, with early adoption permitted.

As per the preliminary assessments made by the Group the following items may have impact on its consolidated financial statements - (I) classification and measurement of financial assets (II) impairment, and (III) hedge accounting.

Classification and measurement: The standard requires all financial assets to be classified into three categories, namely, amortized cost, fair value through other comprehensive income ("FVOCI") and fair value through profit or loss ("FVPL"), based on the business model within which they are held and their contractual cash flow characteristics. A financial asset is measured at amortized cost if the asset is held within a business model whose objective is to hold the asset in order to collect contractual cash flows, and the asset's contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest ("SPPI") on the principal amount outstanding. Financial assets are measured at FVOCI if they are held within a business model whose objective is achieved by both collecting contractual cash flows and selling financial assets, and SPPI requirements are met. Any financial assets that do not meet the criteria of amortized cost or FVOCI should be classified as FVPL. The standard also requires financial assets that contain embedded derivatives to be classified in their entirety rather than being subject to bifurcation requirements. The standard maintains most of the requirements in IAS 39 regarding the classification and measurement of financial liabilities. However, with the new requirements, if an entity chooses to measure a financial liability at fair value, the amount of change in its fair value that is attributable to changes in the credit risk of that liability will be presented in other comprehensive income, rather than in profit or loss.

Impairment: The standard introduces the expected credit loss model, which is a new model for the recognition of impairment losses, to replace the incurred credit loss model in IAS 39. Under the expected credit loss model, an entity is required to account for expected credit losses from when financial instruments are first recognized and to recognize full lifetime expected losses on a more timely basis. An expected credit loss model will result in the recognition of impairment losses earlier than an incurred loss model.

Hedge Accounting: The standard introduces a new hedge accounting model, together with corresponding disclosures about risk management activity for those applying hedge accounting. The hedge accounting requirements in IFRS 9 align hedge accounting more closely with risk management and establish a more principle-based approach to hedge accounting.

The Group intends to adopt this standard from April 1, 2018 and continues to evaluate the potential impact that the adoption of the standard will have on its consolidated financial statements.

IFRS 15 – Revenue from Contracts with Customers: In May 2014, IFRS 15 was issued which established a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers. IFRS 15 will supersede the current revenue recognition guidance including IAS 18 *Revenue* and the related interpretations when it becomes effective.

The core principle of IFRS 15 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Specifically, the standard introduces a 5-step approach to revenue recognition:

- Step I: Identify the contract(s) with a customer.
- Step 2: Identify the performance obligations in the contract.
- Step 3: Determine the transaction price.
- Step 4: Allocate the transaction price to the performance obligations in the contract.
- Step 5: Recognise revenue when (or as) the entity satisfies a performance obligation.

(All amounts in Indian rupees unless otherwise stated)

Under IFRS 15, an entity recognises when (or as) a performance obligation is satisfied, i.e. when 'control' of the goods or services underlying the particular performance obligation is transferred to the customer. Far more prescriptive guidance has been added in IFRS 15 to deal with specific scenarios. Extensive disclosures will be required, including disaggregation of total revenue; information about performance obligation; changes in contract asset and liability account balances between periods and key judgments and estimates.

The standard permits the use of either the retrospective or cumulative effect transition method. In September 2015, the IASB issued an amendment to IFRS 15 deferring the adoption of the standard to periods beginning on or after January 1, 2018.

The Group intends to adopt this standard from April 1, 2018 and continues to evaluate the potential impact that the adoption of the standard will have on its consolidated financial statements

IFRS 16 Leases: On January 13, 2016, the International Accounting Standards Board issued the final version of IFRS 16, Leases. IFRS 16 will replace the existing leases standard, IAS 17 Leases, and related interpretations. The standard sets out the principles for the recognition, measurement, presentation and disclosure of leases. IFRS 16 introduces a single lessee accounting model and requires a lessee to recognize assets and liabilities for all leases with a term of more than 12 months, unless the underlying asset is of low value. Accounting for transactions where the Company is a lessee is expected to be impacted on application of this standard. The Standard also contains enhanced disclosure requirements for lessees. Lessors continue to classify leases as operating or finance, with IFRS 16's approach to lessor accounting substantially unchanged from its predecessor, IAS 17.

The effective date for adoption of IFRS 16 is annual periods beginning on or after January 1, 2019, though early adoption is permitted for companies applying IFRS 15 Revenue from Contracts with Customers.

The Group intends to adopt this standard from April 1, 2019. Following the publication of the standard, the Group has started to analyze the standard and define its potential impacts.

Disclosure Initiative (Amendments to IAS 7): The amendments require disclosures that enable users of financial statements to evaluate changes in liabilities arising from financing activities, including both changes arising from cash flow and non-cash changes. The amendments are effective for annual periods beginning on or after 1 January 2017, with early adoption permitted. The Group is assessing the potential impact on its consolidated financial statements resulting from the amendments.

Recognition of Deferred Tax Assets for Unrealised Losses (Amendments to IAS 12): The amendments clarify the accounting for deferred tax assets for unrealised losses on debt instruments measured at fair value. The amendments are effective for annual periods beginning on or after 1 January 2017, with early adoption permitted. The Group is assessing the potential impact on its consolidated financial statements resulting from the amendments.

4. Financial risk management

This note presents the information about the Group's exposure to financial risks, the group's objectives, policies and processes for measuring and managing risk and the Group's management of capital. Further, quantitative disclosures are included throughout these consolidated financial statements.

The Group has exposure to the following risks arising from financial instruments:

- Credit risk;
- Liquidity risk and
- Market risk

Financial Risk management framework

The Board of Directors has overall responsibility for the establishment and oversight of the Group's risk management framework. Financial risk management within the Group is governed by policies and guidelines approved by the management. The Board has established a Risk Management Committee which is responsible for developing and monitoring the Group's risk management policies. Group policies and guidelines cover areas such as cash management, investment of excess funds and raising of debt and are managed by segregated functions within the Group.

The Group's risk management policies and procedures are established to identify and analysis the risks faced by the Group, to set appropriate risk limits and controls, and to monitor risks and adherence to limits. Risk management policies and systems are reviewed regularly to reflect changes in market conditions and the Group's activities. The Group, through its training and management standards and procedures, aims to maintain a disciplined and constructive control environment in which all employees and stakeholders understand their roles and obligations.

Different types of risks arising from financial instruments as identified by the Group above have been explained below:

4.1 Credit risk

The credit risk is the risk of financial loss to the Group if a customer or counterparty to a financial instrument fails to meet its contractual obligations, and arises principally from the Group's trading assets except equity instruments, investment securities except equity instruments, receivables from clients and exchanges, loans and advance to customers, balances with banks and term deposits and related accrued interest. Credit risk in respect of quoted securities is expected to have a direct correlation with the quoted market prices and risk.

The Group is exposed to the risk that third parties that owe money or securities will not perform their obligations. Such third parties include clients, trading members, exchanges, clearing houses, and other financial intermediaries. These parties may default on their obligations owed to the Group due to insolvency, lack of liquidity, operational failure, government or other regulatory intervention or other reasons. In these circumstances, the Group is exposed to risks arising, for example, from holding securities of third parties; executing securities trades that fail to settle at the required time due to non-delivery by the counterparty trading members, exchanges, clearing houses or other financial intermediaries. Significant failures by third parties to timely perform their obligations owed could materially and adversely affect the Group's financial position, and ability to borrow in the credit markets and ability to operate the business.

For the risk management purposes, the Group considers and consolidates all elements of credit risk exposures such as individual obligator default risk, country and sector risk.

The Group faces significant credit risk in its financing business as there is a risk of default on a loan that may arise from a borrower failing to make required contractual repayments.

Management / mitigation of credit risk

The Group operates in a highly regulated environment which limits its credit risk against exchanges and clearing houses. The Group collects upfront margins in form of funds and/or securities/commodities from clients and trading members against their trading positions. The Group monitors positions, margins, mark to market losses and risks on real time basis through risk management systems and policies specially designed to mitigate the credit risk.

The Company's Board of Directors has delegated responsibility for the oversight of credit risk to the Risk Management Committee ("the Committee"). The Committee is responsible for management of the Group's credit risk, including the following:

(i) *Formulating credit policies* in consultation with business units, covering collateral requirements, credit assessment, risk grading and reporting, documentary and legal procedures, and compliance with regulatory and statutory requirements.

(ii) *Establishing the organizational structure* for the approval of new customers or counter parties. Authorization limits are allocated to business unit credit officers or the Arbitrager as appropriate.

(iii) *Providing advice, guidance and specialist skills* to business units through periodic reviews to promote best practices throughout the Group in the management of credit risk.

(iv) The Committee assesses the credit worthiness of client or counterparties, prior to taking exposure on them. Accordingly, limits are assigned and the monitoring mechanism ensures that exposure to single client does not cross the laid down threshold limits. Collateral securities are also collected from clients to cover the exposure.

(v) Limiting concentrations of exposure to counterparties, geographies and industries (for loans and advances and similar exposures), and by issuer, credit rating band, market liquidity and country (for investment securities and trading assets).

(vi) Reviewing compliance of business units with agreed exposure limits, including those for selected industries, country risk and product types. Regular reports on the credit quality of local portfolios are provided to the management, which may require appropriate corrective action to be taken.

For the Group's financing business, a loan policy has been implemented to identify the broad principles which the Group will follow to accept borrowers and loan proposals, to manage loan portfolio, and recover its dues so as to minimize the inherent risks in the business activity and maximize business revenues with consumer satisfaction. To reduce the credit risk in financing, the Group performs a credit check on the prospective borrower or seek security over some assets of the borrower or a guarantee from a third party.

While considering loan proposals, the Group also manages risk through limiting concentration of exposure to individual borrowers, industry, underlying collateral, etc.

Unsecured Loans to customers are sanctioned based on various factors like financials analysis, credit worthiness of the customer, market references, and historical client relations with SMC Group and future business prospects. All these loans are continuously monitored basis the factors considered while sanctioning the loan.

(All amounts in Indian rupees unless otherwise stated)

Further Trade and other receivables (against which collaterals are not available) primarily includes undue receivables from exchanges/ clearing corporations, receivables from vendors on account of third party financials products, deposit with other brokers, security deposits with exchanges / clearing corporations etc. which are recovered in due course. If there are any indicators of impairment on management assessment of these unsecured balances, these are provided for.

The Board of Directors has also constituted Internal Audit Committee, which is responsible evaluation of internal financial controls and risk management systems. The company conducts regular internal audits of various business units to identify scope of improvement/enhancement of the Group's processes, quality control, fraud prevention and legal compliance. The internal audit reports are reviewed by internal audit committee and also placed with the Board.

Credit exposure:

The carrying amount of financial assets represents the maximum credit exposure. The maximum exposure to credit risk at the reporting date was:

Particulars	Note	As at	
		March 31, 2016	March 31, 2017
Balances with banks	18	233,971,427	922,358,458
Term deposits	19	2,368,146,925	3,221,880,714
Trading assets			
- Debt securities / preference shares	20	1,235,513,689	514,280,840
- Derivative assets	20	1,589,443,285	910,105,162
Trade and other receivables*	22	2,497,546,364	4,167,441,301
Loans and advances to customers	23	2,795,377,938	3,130,758,815
Investment securities			
- Debt securities	24	124,807,352	642,419,088
Accrued Interest	27	54,566,329	50,225,431
Total		**10,899,373,309**	**13,559,469,809**

* Does not include duties and taxes recoverable

a. Balances with banks, term deposits and accrued interest

The Group places its cash and cash equivalents and term deposits with banks with "high investment grade ratings". The Group limits the amount of credit exposure with one bank and conducts ongoing evaluation of the credit worthiness of the banks with which it does business. Given the high credit ratings of these banks, the Group does not expect these banks to fail in meeting their obligations.

b. Trading assets and investment securities

Trading assets include portfolio of shares, derivative assets and debt securities/preference shares. Investment securities comprise portfolio of equity and debt securities/preference shares. The Group is exposed to credit risk in respect of debt securities/preference shares and derivative assets. The trading assets and investment securities are valued at market price prevailing at reporting date which represents the fair value.

The table below sets out the credit quality of debt securities/preference shares. An analysis of the credit quality of the maximum credit exposure, based on ratings done by approved rating agencies where applicable, is as follows:

(All amounts in Indian rupees unless otherwise stated)

Particulars	Note	As at	
		March 31, 2016	March 31, 2017
Government bonds:			
Rated sovereign		42,316	40,008
Corporate bonds:			
Rated AAA		1,345,072,649	831,336,978
Rated AA- to AA+		14,494,098	175,300,549
Rated A- to A+		-	147,247,693
Unrated debt securities/preference shares			
Preference shares		711,978	-
Gold bonds		-	2,774,700
Fair value and carrying amount	**20/24**	**1,360,321,041**	**1,156,699,928**

Derivative assets

The Company uses derivative instruments primarily for availing arbitrage opportunities in equity, currency and commodity markets. The counterparties for settlement of these contracts are exchanges/clearing houses. These derivative assets are valued based on quoted prices in active markets. Amounts as at March 31, 2016 and March 31, 2017 is INR 1,589,443,285 and INR 910,105,162 respectively.

c. Loans and advances to customers and trade and other receivables

Loans and advances to customers primarily represents the loans provided to retail and corporate clients and includes loans against securities and commodities, public offering financing loans, housing application loans and loan against receivables.

Trade and other receivables primarily include amounts due from clients/trading members against their trading obligations such as securities purchased, daily mark to market settlement on commodity, equities & currency future contracts, sale of commodities etc. which are mainly secured by margin made available by the clients/trading members in form of cash, securities, fixed deposits or bank guarantees. All receipts due from exchanges/clearing houses are duly received on clearing/settlement date.

Trade receivable also include receivables for advisory services rendered, which primarily comprises of receivables on account portfolio and wealth management services, mortgage and loan advisory services, real estate broking services and investment banking services.

In trading transactions with clients, the Company extends credit for the purchase of securities, using the securities purchased and / or other securities in the clients' accounts as collateral for such amounts advanced. These are limited by funding rules as prescribed by regulator and are subject to the Company's credit review and daily monitoring procedures.

As per SEBI norms, the Company is entitled to have a lien on client's securities to the extent of the client's indebtedness to the Company and the Company may pledge those securities. This pledge can occur only with the explicit authorization of the client and the Company maintains records of such authorisation. Pledge of such securities is permitted, only if, it is done through Depository system in compliance with Regulation 58 of the SEBI (Depositories and Participants) Regulations, 1996.

Credit quality analysis

The tables below set out information about the credit quality of "Loans and advances to customer" and "Trade and other receivables" and the related allowance for impairment at the reporting date:

(All amounts in Indian rupees unless otherwise stated)

	Loan and advance to customer	Trade and other receivable ^	Loan and advance to customer	Trade and other receivable ^
	As at March 31, 2016		As at March 31, 2017	
Neither past due nor impaired (Low risk) *	2,725,346,635	684,010,312	3,000,611,763	1,495,920,068
Past due but not impaired *				
Ageing days				
1-90	28,354,776	1,335,963,067	52,698,551	2,451,762,733
91-180	1,380,979	97,248,591	-	36,191,454
181-365	-	196,147,265	-	50,363,491
more than 365	-	74,710,715	-	67,659,004
	29,735,755	**1,704,069,638**	**52,698,551**	**2,605,976,682**
Individually impaired				
Sub standard	53,820,885	-	103,523,130	-
Doubtful	900,000	-	39,855,439	12,384,517
Collectively impaired				
Doubtful	-	278,123,468	-	176,783,045
Provision for impairment				
Individual	6,282,089	-	55,216,101	9,737,321
Collective	8,143,249	168,657,054	10,713,968	113,885,691

*The management has recorded collective allowance for impairment against loans and advances to customers in line with provisioning policy amounting INR 8,143,249 and INR 10,713,968 as at March 31, 2016 and March 31, 2017 respectively.

^ Does not inclue duties and taxes recoverable

Concentration of Credit risk :

(a) The Group monitors concentrations of credit risk by segment and by geographic location.

The maximum exposure to credit risk by segment on the assets mentioned above was:

Particulars	As at	
	March 31, 2016	March 31, 2017
Trading and distribution	7,138,369,172	9,783,394,549
Advisory	355,190,607	200,936,787
Financing	3,405,813,530	3,575,138,472
Total	**10,899,373,309**	**13,559,469,808**

The maximum exposure to credit risk by geographic region was:

Particulars	As at	
	March 31, 2016	March 31, 2017
India	10,020,404,076	12,618,276,834
Dubai	865,286,414	933,963,006
USA	13,682,819	7,229,969
Total	**10,899,373,309**	**13,559,469,809**

(All amounts in Indian rupees unless otherwise stated)

(b) To diversify our risk, our loan policy also places concentration limits on the loans that we may offer.

The exposure-ceiling limit for a single borrower or business group is 15% of net owned funds (subject to regulations of RBI in India) of Moneywise Financial Services Private Limited, a subsidiary of the Group. This limit may be exceeded, in exceptional circumstances, by an additional 10% (i.e. upto 25%) with the approval of our loan committee.

The exposure-ceiling limit against a single security/commodity (aggregated across all borrowers) is 15% of net owned funds of Moneywise Financial Services Private Limited, a subsidiary of the Group. This limit may be exceeded, in exceptional circumstances, by an additional 5% (i.e. up to 20%) with the approval of loan committee. This exposure-ceiling limit is not applicable in the case of public issue financing loans provided that the exposure to a single borrower does not exceed 0.5% of net owned funds.

Collateral held and other credit enhancements:

The Group holds collateral and other credit enhancements against certain of its credit exposures. The table below sets out the principal types of collateral held against different types of financial assets.

Collateral held and other credit enhancements:

Particulars	Note	As at				Principal Type of Collateral Held
		March 31, 2016		March 31, 2017		
		Collateral	No collateral	Collateral	No collateral	
Balances with bank	18	-	233,971,427	-	922,358,458	None
Term deposits	19	-	2,368,146,925	-	3,221,880,714	None
Trading assets	20					
- Debt securities / Preference shares		-	1,235,513,689	-	514,280,840	None
- Derivatives asset		-	1,589,443,285	-	910,105,162	None
Trade and other receivables #	22	1,050,452,466*	1,447,093,898	2,088,144,651*	2,079,296,650	Securities and Advance Margins
Loans and advances to customers	23	2,157,686,140	637,691,798	2,577,724,225	553,034,590	Securities, Commodities , Receivables and Property
Investment securities						
- Debt securities	24	-	124,807,352	-	642,419,088	None
Accrued Interest	27	-	54,566,329	-	50,225,431	None
Total		**3,208,138,606**	**7,691,234,703**	**4,665,868,876**	**8,893,600,933**	

Does not include duties and taxes recoverable

* The fair value of collateral held against the balance mentioned above as at March 31, 2016 and March 31, 2017 is INR 66,378,751,878 and INR 112,653,885,529, repectively.

Loan to Value (LTV) for loan and advances to customer:

The general credit worthiness of a customer tends to be the most relevant indicator of credit quality of a loan extended to it. However, collateral provides additional security and the Group generally requests borrowers to provide it. The Group may take collateral in the form of a charge over real estate, floating charges over pledge of securities or other assets and other liens and guarantees.

(All amounts in Indian rupees unless otherwise stated)

The tables below stratify credit exposures from secured loans and advances to customers by ranges of loan-to-value (LTV) ratio. LTV is calculated as the ratio of the gross amount of the loan-to the value of the collateral. The gross amounts exclude any impairment allowance. The valuation of the collateral excludes any adjustments for obtaining and selling the collateral.

March 31, 2016

Particulars	Loan Against Property	Loan Against Shares	Application Financing	Loan against receivables	Others	Total
Less than equal to 50 %	204,008,346	380,537,505	-	-	-	584,545,851
51 - 70%	273,898,481	38,426,352	-	-	-	312,324,833
71 - 90%	-	6,218,046	-	-	-	6,218,046
91 - 100%	-	-	1,239,810,414	-	-	1,239,810,414
more than 100%	25,000,000	-	-	-	-	25,000,000
Total	**502,906,827**	**425,181,903**	**1,239,810,414**	-	-	**2,167,899,144**

March 31, 2017

Particulars	Loan Against Property	Loan Against Shares	Application Financing	Loan against receivables	Others	Total
Less than equal to 50 %	864,570,852	764,434,307	-	19,874,585	-	1,648,879,744
51 - 70%	470,724,381	12,333,753	-	-	-	483,058,134
71 - 90%	36,421,445	-	-	138,257,676	10,846,545	185,525,666
91 - 100%	37,334,485	-	247,718,653	-	-	285,053,138
more than 100%	-	-	-	-	-	-
Total	**1,409,051,163**	**776,768,060**	**247,718,653**	**158,132,261**	**10,846,545**	**2,602,516,682**

Note: The management has created collective allowance amounting to INR 6,388,978 and INR 8,830,511 and individual allowance amounting to INR 3,824,026 and INR 15,961,946 for impairment as on March 31, 2016 and March 31, 2017, respectively.

The ratios presented above for loans against shares are based on collateral value as of the reporting date and for loan against property and application financing, the collateral value are of origination subject to revision in value of collateral, if deemed necessary due to market condition.

Impairment Losses:

The Group establishes allowance for impairment losses that represents its best estimate of incurred losses for receivables from clients/trading members and loans and advances to customers, which are carried at amortized cost. The main components of this allowance are a specific loss component that relates to individually significant exposures, and a collective loss component established for groups of similar assets in respect of losses that have been incurred but not yet identified.

(All amounts in Indian rupees unless otherwise stated)

The movement in the allowance for impairment charge in respect of receivables from client during the year is as follows:

Particulars	Note	For the year ended	
Collective allowance for impairment		**March 31, 2016**	**March 31, 2017**
Balance at the beginning of the year	22	158,646,225	168,657,054
Allowance made during the year	22	17,527,734	62,710,003
Amounts written off against the allowance	22	(7,516,905)	(117,481,367)
Balance at the end of the year	22	**168,657,054**	**113,885,690**

Particulars	Note	For the year ended	
Individual allowance for impairment		**March 31, 2016**	**March 31, 2017**
Balance at the beginning of the year	22	-	-
Allowance made during the year	22	-	7,725,804
Balance at the end of the year	22	-	**7,725,804**

The movement in the allowance for impairment charge in respect of security deposit during the year is as follows:

Particulars	Note	For the year ended	
Individual allowance for impairment		**March 31, 2016**	**March 31, 2017**
Balance at the beginning of the year	22	-	-
Allowance made during the year	22	-	2,011,517
Balance at the end of the year	22	-	**2,011,517**

The movement in the allowance for impairment charge in respect of loans and advances to customers during the year is as follows:

Particulars	Note	For the year ended	
Individual allowance for impairment		**March 31, 2016**	**March 31, 2017**
Balance at the beginning of the year	23	5,612,998	6,282,089
Allowance made during the year	23	2,700,393	48,934,012
Amounts written off against the allowance	23	(2,031,302)	-
Balance at the end of the year	23	**6,282,089**	**55,216,101**

Particulars	Note	For the year ended	
Collective allowance for impairment		**March 31, 2016**	**March 31, 2017**
Balance at the beginning of the year	23	2,899,395	8,143,249
Allowance made during the year	23	5,243,854	2,570,719
Balance at the end of the year	23	**8,143,249**	**10,713,968**

The movement in the allowance for impairment charge on available for sale investment securities during the year is as follows:

Particulars	Note	For the year ended	
		March 31, 2016	**March 31, 2017**
Balance at the beginning of the year	24	49,700,000	49,700,000
Balance at the end of the year	24	**49,700,000**	**49,700,000**

(All amounts in Indian rupees unless otherwise stated)

The movement in the allowance for impairment on advances to vendors during the year is as follows:

Particulars	Note	For the year ended March 31	
		March 31, 2016	March 31, 2017
Balance at the beginning of the year	27	2,997,321	576,055
Allowance made during the year	27	-	12,257,209
Amounts written off against the allowance	27	(2,421,266)	-
Balance at the end of the year	27	**576,055**	**12,833,264**

4.2 Liquidity risk

Liquidity risk is the risk that the Group will encounter difficulty in meeting obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Group companies require sufficient liquidity to meet their obligations. Individual companies are generally responsible for their own fund management, including the short-term investment of surpluses and the raising of loans to cover deficits from third parties/group companies.

The Group’s primary liquidity requirements are to finance the working capital needs, which are typically towards margin maintenance at various exchanges. The principal portion of the working capital requirement is utilized by:

(a) depositing funds with banks to obtain term deposits and guarantees towards margins payable to the exchanges/clearing houses;
(b) payments to stock exchanges/clearing houses towards settlement obligations;
(c) payment towards purchase of various trading assets;
(d) disbursement of loans to customers; and
(e) meeting expenses incurred for operations.

Management of liquidity risk

Working capital requirements fluctuate on a regular basis depending on the business requirements. The Group's approach to managing liquidity is to ensure, as far as possible to have sufficient funds to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the group's reputation.

To fund the working capital requirements, the Group currently relies principally on internal accruals and short term credit facilities from banks and financial institutions against pledge of trading assets except derivative assets, term deposits, receivables from clients and inventories. By maintaining sufficient liquid funds and drawing facilities with banks, the Group comfortably meets the foreseeable liabilities in the present and immediate future, as well as unforeseeable contingencies.

Central treasury receives information from business units regarding the liquidity profile of their financial assets and liabilities and projected cash flows. Central treasury maintains surplus funds in cash and cash equivalents including term deposits with banks and in investment securities for which there is an active and liquid market. These assets can be readily sold to meet liquidity requirements. Hence, the Group believes that the above monetary mechanism adequately addresses the liquidity risk.

The Group has committed approved credit facilities which it can be accessed to meet liquidity needs. As at the period end, the unutilised overdraft facilities with banks amounts to INR 3,500,715,000 and INR 7,218,500,000 as at March 31, 2016 and March 31, 2017 respectively.

(All amounts in Indian rupees unless otherwise stated)

Maturity analysis for financial assets

March 31, 2016

Particulars	Note	Carrying amount	1-90 days	91-180 days	181-365 days	1-2 years	2-5 years	More than 5 years
Cash and cash equivalents	18	238,832,270	238,832,270	-	-	-	-	-
Term deposits*	19	2,368,146,925	359,109,284	379,527,441	889,450,200	483,280,000	253,580,000	3,200,000
Trading assets*	20	3,661,609,694	3,661,609,694	-	-	-	-	-
Trade and other receivables #*	22	2,497,546,364	1,976,139,237	-	-	-	100,957,718	420,449,409
Loans and advances to customers	23	2,795,377,938	2,293,348,563	131,903,431	5,539,028	110,358,740	232,785,775	21,442,401
Investment securities*	24	362,834,452	131,617,974	-	-	230,062,478	-	1,154,000
Accrued Interest	27	54,566,329	53,908,303	658,026	-	-	-	-
Total		**11,978,913,972**	**8,714,565,325**	**512,088,898**	**894,989,228**	**823,701,218**	**587,323,493**	**446,245,810**

Maturity analysis for financial assets

March 31, 2017

Particulars	Note	Carrying amount	1-90 days	91-180 days	181-365 days	1-2 years	2-5 years	More than 5 years
Cash and cash equivalents	18	925,727,605	925,727,605	-	-	-	-	-
Term deposits*	19	3,221,880,714	442,140,903	304,448,397	1,360,976,414	889,265,000	225,050,000	-
Trading assets*	20	2,132,745,724	2,132,745,724	-	-	-	-	-
Trade and other receivables #*	22	4,167,441,301	3,727,163,168	-	-	-	37,786,288	402,491,845
Loans and advances to customers	23	3,130,758,815	898,827,171	462,287,927	786,737,744	486,549,082	379,095,916	117,260,975
Investment securities*	24	874,690,507	171,444,935	-	-	703,172,422	-	73,150
Accrued Interest	27	50,225,431	37,674,074	12,551,357	-	-	-	-
Total		**14,503,470,097**	**8,335,723,580**	**779,287,681**	**2,147,714,158**	**2,078,986,504**	**641,932,204**	**519,825,970**

*Term deposits and a portion of trading assets, investment securities and receivable from clients are restricted since these are placed under lien with banks/exchanges for credit facility/margin purposes

Does not include duties and taxes recoverable

(All amounts in Indian rupees unless otherwise stated)

Maturity analysis for financial liabilities
March 31, 2016

Particulars	Note	Carrying amount	Gross nominal outflow*	0-90 days	91-180 days	181-365 days	1-2 years	2-5 years	More than 5 years
Trading liabilities	20	272,285,111	(272,285,111)	(272,285,111)	-	-	-	-	-
Loans and borrowings	28	1,819,723,296	(1,822,259,396)	(1,806,346,473)	(1,756,194)	(3,512,388)	(4,875,911)	(5,768,430)	-
Trade and other payables	29	5,351,148,108	(5,351,148,108)	(4,830,482,808)	(165,524,300)	(328,366,000)	(24,275,000)	(2,500,000)	-
Statutory dues	31	53,664,955	(53,664,955)	(53,664,955)	-	-	-	-	-
Total		**7,496,821,470**	**(7,499,357,570)**	**(6,962,779,347)**	**(167,280,494)**	**(331,878,388)**	**(29,150,911)**	**(8,268,430)**	-

* Represents undiscounted cash flows of interest and principal

Maturity analysis for Financial liabilities
March 31, 2017

Particulars	Note	Carrying amount	Gross nominal outflow*	0-90 days	91-180 days	181-365 days	1-2 years	2-5 years	More than 5 years
Trading liabilities	20	434,874,433	(434,874,433)	(434,874,433)	-	-	-	-	-
Loans and borrowings	28	3,329,751,538	(3,338,546,064)	(3,272,739,625)	(6,968,302)	(13,175,513)	(24,042,745)	(21,619,880)	-
Trade and other payables	29	5,773,180,448	(5,773,180,448)	(5,074,107,563)	(233,774,885)	(426,598,000)	(28,450,000)	(10,250,000)	-
Statutory dues	31	41,407,460	(41,407,460)	(41,407,460)	-	-	-	-	-
Total		**9,579,213,879**	**(9,588,008,405)**	**(8,823,129,081)**	**(240,743,187)**	**(439,773,513)**	**(52,492,745)**	**(31,869,880)**	-

* Represents undiscounted cash flows of interest and principal

(All amounts in Indian rupees unless otherwise stated)

4.3 Market risk

The Group participates in trading and investing in various assets classes such as equity, debt securities, commodities, foreign currency and derivatives. These assets classes experience volatility due to economic growth levels, inflation, prices, interest rates, foreign exchange rates and other macro-economic factors. Any changes in market prices of these asset classes will affect the Group's income or the value of its holdings of financial instruments.

The Group segregates its exposure to market risks between price risk, interest rate risk and currency risk.

Market risk exposure:

The table below sets out the allocation of assets and liabilities subject to market risk between trading and non-trading portfolios.

March 31, 2016

			Market risk measure	
Particulars	**Note**	**Carrying amount**	**Trading Portfolio**	**Non-Trading Portfolio**
Assets subject to market risk				
Cash and cash equivalents	18	238,832,270	-	238,832,270
Term deposits	19	2,368,146,925	-	2,368,146,925
Trading assets	20	3,661,609,694	3,661,609,694	-
Inventories	21	124,962,799	124,962,799	-
Trade and other receivables	22			
- Receivable from exchange		17,701,054	17,701,054	-
- Receivable from clients/vendor		1,894,952,324	1,654,500,945	240,451,379
Loans and advances to customers	23	2,795,377,938	-	2,795,377,938
Investment securities	24	362,834,452	-	362,834,452
Liabilities subject to market risk				
Trading liabilities	20	272,285,111	272,285,111	-
Loans and borrowings	28	1,819,723,296	-	1,819,723,296
Trade and other payables	29			
- Payable to exchange		12,841,162	12,841,162	-
- Payable to clients/vendor		3,221,091,468	3,137,380,973	83,710,495
- Advance/Margin received from clients		1,930,032,399	1,930,032,399	-

(All amounts in Indian rupees unless otherwise stated)

March 31, 2017

			Market risk measure	
Particulars	**Note**	**Carrying amount**	**Trading Portfolio**	**Non-Trading Portfolio**
Assets subject to market risk				
Cash and cash equivalents	18	925,727,605	-	925,727,605
Term deposits	19	3,221,880,714	-	3,221,880,714
Trading assets	20	2,132,745,724	2,132,745,724	-
Inventories	21	27,786,582	27,786,582	-
Trade and other receivables	22			
- Receivable from exchange		876,522,784	876,522,784	-
- Receivable from clients/vendor		2,657,298,323	2,527,137,446	130,160,877
Loans and advances to customers	23	3,130,758,815	-	3,130,758,815
Investment securities	24	874,690,507	-	874,690,507
Liabilities subject to market risk				
Trading liabilities	20	434,874,433	434,874,433	-
Loans and borrowings	28	3,329,751,538	-	3,329,751,538
Trade and other payables	29			
- Payable to exchange		93,944,506	93,944,506	-
- Payable to clients/vendor		2,280,719,789	2,266,434,046	14,285,743
- Advance/Margin received from clients		3,164,836,223	3,164,151,223	685,000

Further, in order to hedge the outstanding equity and commodity positions and for trading purposes, the Group has following outstanding future derivatives on which Group is exposed to market risk.

Particulars	**As at March 31, 2016**	**As at March 31, 2017**
	Fair value*	
Derivative futures bought and outstanding	18,441,382,029	243,613,740,163
Derivative futures sold and outstanding	21,693,545,137	271,980,343,242

* Fair value represents outstanding quantity multiplied by closing market rate of the corresponding underlying security or index as at March 31, 2016 and March 31, 2017 respectively. The mark to market on these futures is daily settled and hence there are no balances carried in the Statement of Financial position.

Management of market risks:

The objective of market risk management is to manage and minimize market risk exposures within acceptable parameters, while optimizing the return on risk. The Group's exposure to market risk is determined by a number of factors, including size, composition and diversification of positions held and market volatility.

(a) ***Price risk***

Trading and investment portfolios include proprietary positions taken in equities, fixed income securities, commodities, foreign currency and their derivatives mainly for availing arbitrage opportunities. All financial assets and liabilities are accounted on fair value basis. Management actively monitors its market risk by reviewing the effectiveness of arbitrage and setting outstanding position limits. The Group manages market risk with central oversight, analysis and formation of risk policy, specific maximum risk levels to which the individual trader must adhere to and real time continuous monitoring by the senior management.

In respect of the proprietary positions, the Group is exposed to volatility in the price of the underlying securities.

(All amounts in Indian rupees unless otherwise stated)

Exposure

The table below sets out the assets and liabilities subject to price risk.

As at March 31, 2016		
Assets subject to price risk	**Note**	**Carrying Amount**
Trading assets (excluding debt securities)	20	2,426,096,005
Inventory	21	124,962,799
Investment securities (excluding debt securities)	24	238,027,100
Debt securities	24	1,360,321,041
Total		**4,149,406,945**
Liability subject to price risk	**Note**	**Carrying Amount**
Trading liabilities	20	272,285,111

As at March 31, 2017		
Assets subject to price risk	**Note**	**Carrying Amount**
Trading assets (excluding debt securities)	20	1,618,464,884
Inventory	21	27,786,582
Investment securities (excluding debt securities)	24	232,271,419
Debt securities	24	1,156,699,928
Total		**3,035,222,813**
Liability subject to price risk	**Note**	**Carrying Amount**
Trading liabilities	20	434,874,433

Trading assets, trading liabilities, derivatives and inventories (excluding debt securities)

The Group engages in proprietary transactions into equities, commodities and derivatives (equities, commodities and currencies). These transactions are primarily undertaken using various arbitrage models to capitalize pricing inefficiencies in the markets. Any change in the market prices of their underlying would result in changes in the fair value of these trading assets, trading liabilities and inventories and also result in profit/loss on futures positions. An increase of underlying prices by 5% for the exposures at March 31, 2016 and March 31, 2017, with all other variables held constant, would increase/ (decrease) the profit before tax by INR (12,872,444) and INR 18,682,991 for the year ended March 31, 2016 and March 31, 2017, respectively and similarly a decrease in underlying prices by 5% will (decrease)/increase profit before tax by INR 7,418,919 and INR (20,074,308) for the year ended March 31, 2016 and March 31, 2017, respectively. In case of options, the Group uses Black Scholes pricing model to estimate the potential impact on profit or loss arising from movement in the prices of underlying.

Investment securities (excluding debt securities)

A change in the fair value of assets subject to price risk by 5% for the exposures at March 31, 2016 and March 31, 2017, with all other variables held constant, will increase or decrease profit before tax by INR 11,901, 355 and INR 11,613,571 for the year ended March 31, 2016 and March 31, 2017, respectively.

Debt securities

Any change in the interest rate would have impact on the fair value of the debt securities in which the company has position. An increase in interest rate by 1% for the exposures at March 31, 2016 and March 31, 2017, with all other variables held constant, will decrease profit before tax by INR 112,177,795 and INR 36,393,370 for the year ended March 31, 2016 and March 31, 2017, respectively. A decrease in interest rate by 1% for the exposures at March 31, 2016 and March 31, 2017, with all other variables held constant, will increase profit before tax by INR 126,939,756 and INR 86,525,709 for the year ended March 31, 2016 and March 31, 2017, respectively.

(b) Interest rate risk

Interest rate risk arises from movements in interest rates which could have effects on the Group's net income or financial position. Changes in interest rates may cause variations in interest income and expenses resulting from interest-bearing assets and liabilities. Interest rate risk is the risk that the fair value or the future cash flows of a financial instrument will fluctuate because of changes in market interest rates.

The Group's exposure to interest rate risk relates to the loans taken from banks, investment in term deposits placed with banks, investment in debt securities and investments of its excess funds in liquid instruments. A majority of the financing of the Group has come from overdraft facility with banks. The business of the Group is exposed to fluctuation in interest rate for the following activities:

(i) Term deposits placed with banks are generally for short term on fixed interest rates;
(ii) Facilities availed from banks and other financial institutions generally include short term working capital loans on floating interest rates;
(iii) Interest paid by Group on clients' funds earmarked as fixed margin are generally for short term on fixed interest rates;
(iv) Loans and advances on fixed rate basis expose the Group to interest rate risk.

Management of Interest Rate Risk

Interest rate risk is managed principally through monitoring interest rate gaps and by having pre-approved limits for re-pricing bands. However the Group does not use derivative financial instruments to hedge its interest rate risk.

The Group's investments in majority of term deposits with banks are for both short and long duration, and therefore do not expose the group to significant interest rate risk. Further significant portion of exposure on term deposits with banks is offset with clients' funds earmarked as margins on fixed rate basis. The interest rates on the overdraft facility availed are marginally higher than the interest rates on term deposits with the banks and generally linked to the term deposit rates with the bank. Accordingly, there is limited interest rate risk exposure on the company.

Interest from the customers on loans given is fixed rate of interest. In order to manage interest rate risk exposure, our loan portfolio can be classified between on demand loans and term loans. However, the interest rate risk exposure on short term loans is insignificant. We are exposed to fair value interest rate risk on fixed rate loans.

The Group's exposure to the risk of changes in market interest rates relates primarily to the Group's short-term and long-term debt obligations with floating / fixed interest rates, which are included in loans and borrowings in the consolidated financial statements. The loans and borrowings as of March 31, 2016 and March 31, 2017 represent loans and borrowing taken both fixed and floating interest rate.

Cash flow sensitivity analysis for variable rate instruments

An increase in interest rate by 1% on outstanding balance as at March 31, 2016 and March 31, 2017, with all other variables held constant, will decrease profit before tax by INR 14,401,642 and INR 28,317,941 for the year ended March 31, 2016 and March 31, 2017, respectively. A decrease in interest rate by 1% on outstanding balance as at March 31, 2016 and March 31, 2017 will have an equal but opposite impact on profit before tax for the period then ended. This analysis assumes that all other variables such as foreign currency exchange rate, regulatory requirements etc, remains constant.

Fair value sensitivity analysis for fixed rate instruments

Based on the outstanding balances as at March 31, 2016 and March 31, 2017, an increase in annual interest rate by 1%, with all other variables held constant, would have decreased profit before tax by INR 27,930,075 and INR 67,495,465 for the year ended March 31, 2016 and March 31, 2017, respectively. A decrease in interest rate by 1% outstanding balance as at March 31, 2016 and March 31, 2017 will have had an equal but opposite impact on profit before tax for the periods then ended. This analysis assumes that all other variables such as foreign currency exchange rate, regulatory requirements etc, remain constant.

A summary of the group's interest rate gap position on non-trading portfolios is as follows:

March 31, 2016

Particulars	Note	Carrying amount	Less than 1 year	1-2 years	2-5 years	More than 5 years
Term deposits	19	2,368,146,925	1,628,086,925	483,280,000	253,580,000	3,200,000
Loans and advances to customers	23	2,795,377,938	2,430,791,022	110,358,740	232,785,775	21,442,401
Accrued Interest	27	54,566,329	54,566,329	-	-	-
Total		**5,218,091,192**	**4,113,444,276**	**593,638,740**	**486,365,775**	**24,642,401**
Loans and borrowings	28	1,819,723,296	1,810,351,053	4,138,661	5,233,582	-
Total		**1,819,723,296**	**1,810,351,053**	**4,138,661**	**5,233,582**	-

March 31, 2017

Particulars	Note	Carrying amount	Less than 1 year	1-2 years	2-5 years	More than 5 years
Term deposits	19	3,221,880,714	2,107,565,714	889,265,000	225,050,000	-
Loans and advances to customers	23	3,130,758,815	2,147,852,842	486,549,082	379,095,916	117,260,975
Accrued Interest	27	50,225,431	50,225,431	-	-	-
Total		**6,402,864,960**	**4,305,643,987**	**1,375,814,082**	**604,145,916**	**117,260,975**
Loans and borrowings	28	3,329,751,538	3,288,001,324	21,150,503	20,599,711	-
Total		**3,329,751,538**	**3,288,001,324**	**21,150,503**	**20,599,711**	-

(c) *Currency risk*

The Group is not significantly exposed to currency risk as there is no mismatch between the currencies in which sales of services, purchase of goods/services and borrowings are dominated and the respective functional currencies of Group companies. Further, the functional currencies of the Group companies are primarily the Indian Rupee and U.S. dollars and do not expose the group to significant currency risk. The Group considers the valuation changes in foreign currency derivatives it trades in as part of investment/price risk as those derivatives are exchange traded, managed and monitored based on exchange price and are settled in near term in Indian Rupees.

(All amounts in Indian rupees unless otherwise stated)

Capital management

Regulatory capital requirements

The Group is subject to regulations of SEBI, RBI and stock exchanges, which specifies minimum net capital requirements. The net capital for this purpose is computed on the basis of the information contained in Group's statutory books and records kept under accounting principles generally accepted in local jurisdiction. The Group submits periodic reports to the respective regulators.

i) As of March 31, 2016 and 2017, SMC Global Securities Limited has maintained minimum net worth requirements subject to regulations of SEBI and stock exchanges in India which is INR 100,000,000. As of March 31, 2016 and 2017, SMC Global Securities Limited has maintained a net worth of INR 1,058,432,918 and INR 316,247,053 respectively as per the calculation prescribed by Dr. L.C Committee.

ii) As of March 31, 2016 and 2017, SMC Comtrade Limited has maintained minimum net worth requirements subject to regulations of SEBI and commodity exchanges in India, which is INR 30,000,000 for MCX and INR 100,000,000 for NCDEX. As of March 31, 2016 and 2017, SMC Comtrade Limited has maintained a net worth of INR 1,265,943,870* and INR 42,627,439# respectively.

iii) As of March 31, 2016 and 2017, SMC Comex International DMCC has maintained minimum net capital subject to regulations of SCA (Securities and Commodities Authority) and DGCX in Dubai which is USD 350,000. As of March 31, 2016 and 2017, SMC Comex International DMCC has maintained a net worth of USD 352,423 and USD 1,715,862 respectively as per the calculation prescribed by SCA and DGCX in Dubai.

iv) As of March 31, 2016 and 2017, SMC Capitals Limited has maintained net capital subject to regulations of SEBI in India which is INR 50,000,000. As of March 31, 2016 and 2017, SMC Capital Limited has maintained a net worth of INR 146,112,710* and INR 140,335,368* respectively.

v) As of March 31, 2016 and 2017, Moneywise Financial Services (P) Limited has maintained minimum net owned funds (NOF) subject to regulations of RBI in India, which is INR 20,000,000. As of March 31, 2016 and 2017, Moneywise Financial Services (P) Limited has maintained a net owned funds (NOF) of INR 1,248,317,838 and INR 1,660,635,925 respectively as per the calculation prescribed by RBI in India.

vi) As of March 31, 2016 and 2017, SMC Insurance Brokers (P) Limited has maintained minimum net worth requirement subject to regulations IRDA which is INR 5,000,000. As of March 31, 2016 and 2017, SMC Insurance Brokers (P) Limited has maintained a net worth of INR 394,000,969* and INR 439,087,375* respectively.

vii) As of March 31, 2016 and 2017, SMC Investment & Advisors Limited has maintained minimum net worth requirement subject to regulations of SEBI in India, which is INR 20,000,000. As of March 31, 2016 and 2017, SMC Investment & Advisors Limited has maintained a net worth of INR 253,872,736* and INR 281,146,849* respectively.

viii) As of March 31, 2017, SMC Global IFSC Private Limited has maintained minimum net worth requirements subject to regulations of SEBI and stock exchanges in India which is INR 100,000,000. As of March 31, 2017, SMC Global IFSC Private Limited has maintained a net worth of INR 112,642,841*.

Note (a):

* Net worth is calculated as follows:
Net worth = Share Capital + Reserve and Surplus (excluding foreign currency translation reserve). Calculation done as per the figures of Indian GAAP.
As per Dr. L.C. Gupta Committee

The Group's policy is to maintain a strong capital base so as to maintain creditor and market confidence and to sustain future development of the business. The impact of the level of capital on the Parent's return is also recognized and the Group recognizes the need to maintain a balance between the higher returns that might be possible with greater leverage and the advantages and security afforded by a sound capital position.

The Company and its individually regulated operations have complied with all externally imposed capital requirements.

Capital allocation

The allocation of capital between specific operations and activities is, to a large extent, driven by optimization of the return achieved on the capital allocated. The amount of capital allocated to each operation or activity is based primarily upon the regulatory capital, but in some cases the regulatory requirements do not reflect fully the varying degree of risk associated with different activities. In such cases the capital requirements may be flexed to reflect

differing risk profiles, subject to the overall level of capital to support a particular operation or activity not falling below the minimum required for regulatory purposes.

Although maximization of the return on capital is the principal basis used in determining how capital is allocated within the Group to particular operations or activities, it is not the sole basis used for decision-making. Account also is taken of synergies with other operations and activities, the availability of management and other resources, and the fit of the activity with the Group's longer term strategic objectives. The Group's policies in respect of capital management and allocation are reviewed regularly by the Board of Directors.

(All amounts in Indian rupees unless otherwise stated)

5. Fair Values

A number of the Group's accounting policies and disclosures require the measurement of fair values, for both financial and non-financial assets and liabilities.

The Group has an established control framework with respect to the measurement of fair values. The Group Chief Financial Officer has overall responsibility for overseeing all fair value measurements, including level 3 fair values. The audit committee regularly reviews significant unobservable inputs and valuation adjustments.

The value of Group assets and liabilities at carrying and fair value is given below:

Particulars	Note	As at			
		March 31, 2016		March 31, 2017	
		Carrying Amt	Fair Value	Carrying Amt	Fair Value
Asset carried at fair value					
Trading assets	20	3,661,609,694	3,661,609,694	2,132,745,724	2,132,745,724
Inventories	21	124,962,799	124,962,799	27,786,582	27,786,582
Investment securities	24	362,834,452	362,834,452	874,690,507	874,690,507
		4,149,406,945	**4,149,406,945**	**3,035,222,813**	**3,035,222,813**
Assets carried at amortised cost					
Term deposits	19	2,368,146,925	2,376,817,261	3,221,880,714	3,252,673,332
Trade and other receivables	22	2,516,534,027	2,516,534,027	4,174,165,126	4,174,165,126
Loans and advances to customers	23	2,795,377,938	2,837,897,993	3,130,758,815	3,242,394,027
Accrued Interest	27	54,566,329	54,566,329	50,225,431	50,225,431
Investment property	27	10,686,191	10,686,191	10,686,191	10,686,191
		7,745,311,410	**7,796,501,801**	**10,587,716,276**	**10,730,144,107**
Financial liabilities carried at fair value					
Trading liabilities	20	272,285,111	272,285,111	434,874,433	434,874,433
Financial liabilities carried at amortised cost					
Loans and borrowings	28	1,819,723,296	1,819,749,298	3,329,751,538	3,328,427,665
Trade and other payables	29	5,351,148,108	5,351,477,292	5,773,180,448	5,773,601,071
Other liabilities	31	103,299,191	103,299,191	109,190,065	109,190,065
		7,274,170,595	**7,274,525,781**	**9,212,122,051**	**9,211,218,801**

For all other liabilities, the book value is a reasonable estimate of the fair value.

Significant valuation issues if any, are reported to the Group's Audit committee.

When measuring the fair value of an asset or a liability, the Group uses market data as far as possible. Fair values are categorized into different levels in a fair value hierarchy based on the inputs used in the valuation techniques as follows:

- Level 1: Quoted prices (unadjusted) in active markets for identical assets or liabilities. This category includes active exchange traded equity securities, debt securities, derivatives and mutual funds.
- Level 2: Inputs other than quoted prices included in level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices). This category includes debt securities and preference shares.
- Level 3: Inputs for the assets or liability that are not based on observable market data (unobservable Inputs).

If the inputs used to measure the fair value of an asset or a liability might be categorized in different levels of the fair value hierarchy, then the fair value measurement is categorized in its entirety in the same level of the fair value hierarchy as the lowest level input that is significant to the entire measurement.

When applicable, further information about the assumptions made in determining fair values is disclosed in the notes specific to that asset or liability.

(All amounts in Indian rupees unless otherwise stated)

Fair Value Hierarchy

March 31, 2016	Note	Carrying amount						Fair Value			
		Held-for-trading	Loans and receivables	Available-for-sale	Other non-financial assets	Other financial liabilities	Total	Level 1	Level 2	Level 3	Total
Assets measured at fair value											
Trading assets	20	3,661,609,694	-	-	-	-	3,661,609,694	3,661,609,694	-	-	3,661,609,694
Inventories	21	-	-	-	124,962,799	-	124,962,799	124,962,799	-	-	124,962,799
Investment securities	24	361,680,452	-	1,154,000	-	-	362,834,452	236,873,100	124,807,352	1,154,000	362,834,452
		4,023,290,146	-	**1,154,000**	**124,962,799**	-	**4,149,406,945**				
Assets not measured at fair value											
Cash and cash equivalents	18	-	238,832,270	-	-	-	238,832,270	-	-	-	-
Term deposits	19	-	2,368,146,925	-	-	-	2,368,146,925	-	2,376,817,261	-	2,376,817,261
Trade and other receivables	22	-	2,516,534,027	-	-	-	2,516,534,027	-	-	-	-
Loans and advances to customers	23	-	2,795,377,938	-	-	-	2,795,377,938	-	-	2,837,897,993	2,837,897,993
Accrued Interest	27	-	54,566,329	-	-	-	54,566,329	-	-	-	-
Investment property	27	-	-	-	10,686,191	-	10,686,191	-	-	-	-
		-	**7,973,457,489**	-	**10,686,191**	-	**7,984,143,680**				
Financial liabilities measured at fair value											
Trading liabilities	20	272,285,111	-	-		-	272,285,111	272,285,111	-	-	272,285,111
		272,285,111	-	-		-	**272,285,111**				
Financial liabilities not measured at fair value											
Loans and borrowings	28										
- Secured overdraft		-	-	-	-	1,440,164,248	1,440,164,248	-	-	-	-
- Secured loan		-	-	-	-	15,133,016	15,133,016	-	15,159,018	-	15,159,018
- Unsecured loan		-	-	-	-	364,426,032	364,426,032	-	-	-	-
Trade and other payables	29	-	-	-	-	5,351,148,108	5,351,148,108	-	991,109,342^	-	991,109,342
Other liabilities	31					103,299,191	103,299,191	-	-	-	-
		-	-	-	-	**7,274,170,595**	**7,274,170,595**				

^ This amount denotes the fair value of Advance margin received from clients in the form of fixed deposits. The amount of book balances as at March 31, 2016 is INR 990,780,158. For all other liabilities, the book value is a reasonable estimate of the fair value.

(All amounts in Indian rupees unless otherwise stated)

Fair Value Hierarchy

		Carrying amount						Fair Value			
March 31, 2017	Note	Held-for-trading	Loans and receivables	Available-for-sale	Other non-financial assets	Other financial liabilities	Total	Level 1	Level 2	Level 3	Total
Assets measured at fair value											
Trading assets	20	2,132,745,724	-	-	-	-	2,132,745,724	2,132,745,724	-	-	2,132,745,724
Inventories	21	-	-	-	27,786,582	-	27,786,582	27,786,582	-	-	27,786,582
Investment securities	24	874,617,357	-	73,150	-	-	874,690,507	232,198,269	642,419,088	73,150	874,690,507
		3,007,363,081	-	**73,150**	**27,786,582**	-	**3,035,222,813**				
Assets not measured at fair value											
Cash and cash equivalents	18	-	925,727,605	-	-	-	925,727,605	-	-	-	-
Term deposits	19	-	3,221,880,714	-	-	-	3,221,880,714	-	3,252,673,332	-	3,252,673,332
Trade and other receivables	22	-	4,174,165,126	-	-	-	4,174,165,126	-	-	-	-
Loans and advances to customers	23	-	3,130,758,815	-	-	-	3,130,758,815	-	-	3,242,394,027	3,242,394,027
Accrued Interest	27	-	50,225,431	-	-	-	50,225,431	-	-	-	-
Investment property	27	-	-	-	10,686,191	-	10,686,191	-	-	-	-
		-	**11,502,757,691**	-	**10,686,191**	-	**11,513,443,882**				
Financial liabilities measured at fair value											
Trading liabilities	20	434,874,433	-	-		-	434,874,433	434,874,433	-	-	434,874,433
		434,874,433	-	-		-	**434,874,433**				
Financial liabilities not measured at fair value											
Loans and borrowings	28										
- Secured overdraft		-	-	-	-	2,831,794,055	2,831,794,055	-	-	-	-
- Secured loan		-	-	-	-	64,075,232	64,075,232	-	62,751,359	-	62,751,359
- Unsecured loan		-	-	-	-	433,882,251	433,882,251	-	-	-	-
Trade and other payables	29	-	-	-	-	5,773,180,448	5,773,180,448	-	1223428508^	-	1,223,428,508
Other liabilities	31	-	-	-	-	109,190,065	109,190,065	-	-	-	-
		-	-	-	-	**9,212,122,051**	**9,212,122,051**				

^ This amount denotes the fair value of Advance margin received from clients in the form of fixed deposits. The amount of book balances as at March 31, 2017 is INR 1,223,007,885. For all other liabilities, the book value is a reasonable estimate of the fair value

(All amounts in Indian rupees unless otherwise stated)

Level 2

This category comprises debts securities, term deposits, vehicle loans and advance margin received from clients in the form of fixed deposit classified under Trade and other payable. The valuation is based on similar contracts that are traded in an active market or the quotes obtained by the management for similar transactions.

Level 3

Valuation technique and reconciliation of level 3 fair value:

Loans and advances to customers

For loans and advances to customers fair value is estimated using valuation models, such as discounted cash flow techniques. Input into the valuation techniques includes expected lifetime credit losses, interest rates, prepayment rates and secondary market transactions.

The fair value has been computed by discounted cash flow technique at incremental rate of borrowings of 9%.

Available for sale - Investment Securities

Particulars	Amount
Balance as at April 1, 2015#	2,554,000
Balance as at March 31, 2016 #	2,554,000
Balance as at April 1, 2016 #	1,154,000
Purchase of unquoted equity shares	241,000
Sale of unquoted equity shares	(1,321,850)
Balance as at March 31, 2017 #	73,150

Available for sale unquoted equity securities are investments made in unlisted equity securities of issuers in which the Company's management believes there may be long term valuation increases based on the operations or nature of the business of the issuer. The Company intends to sell these investments either to any potential new or existing investors of the issuer, or by participating in the initial public offerings of such issuer. The allowance for impairment losses against these unquoted investment securities as of March 31, 2016 and March 31, 2017 were recorded in its historical statement of profit and loss prior to April 1, 2013.

(All amounts in Indian rupees unless otherwise stated)

6. Fee and commission income	For the year ended March 31, 2016	For the year ended March 31, 2017
Brokerage	1,564,325,073	1,820,687,775
Distribution of financial products	560,972,987	700,423,376
Management and advisory services	113,275,656	35,428,723
Depository services	67,547,903	58,038,189
Total fee and commission income	**2,306,121,619**	**2,614,578,063**

7. Net trading income	For the year ended March 31, 2016	For the year ended March 31, 2017
Income from trading	1,243,951,216	1,608,860,498
Dividend earned on trading assets	11,134,162	6,537,090
Net trading income	**1,255,085,378**	**1,615,397,588**

8. Net income from other financial instruments at fair value through profit or loss	For the year ended March 31, 2016	For the year ended March 31, 2017
Investment securities (realised and unrealised)	(15,573,714)	77,431,636
Dividend earned on investment securities	8,117,869	3,463,832
Net income from other financial instruments at fair value through profit or loss	**(7,455,845)**	**80,895,468**

9. Net interest income	For the year ended March 31, 2016	For the year ended March 31, 2017
Interest income		
Interest income on loans and advances to customers	243,711,479	391,985,242
Interest income on term deposits	205,235,282	209,415,864
Other	5,311,735	23,487,287
Total interest income	**454,258,496**	**624,888,393**
Interest expense		
Interest on loans and borrowings	39,492,097	130,570,041
Interest expense on margin deposits from client	105,799,917	118,359,319
Other finance charges	30,270,065	35,547,040
Total interest expense	**175,562,079**	**284,476,400**
Net interest income	**278,696,417**	**340,411,993**

10. Other operating income	For the year ended March 31, 2016	For the year ended March 31, 2017
Delayed payment charges	168,701,392	212,179,261
Other	883,019	36,025,939
Total other operating income	**169,584,411**	**248,205,200**

(All amounts in Indian rupees unless otherwise stated)

11. Other income	For the year ended March 31, 2016	March 31, 2017
Interest on income tax refund	3,355,569	11,314,729
Foreign exchange gain	6,972,777	1,920,638
Profit on sale of property and equipment	2,821,628	122,607
Miscellaneous income	35,072,037	28,421,885
Total other income	**48,222,011**	**41,779,859**

12. Service cost	For the year ended March 31, 2016	March 31, 2017
Brokerage to sub brokers	500,970,304	612,442,348
Commission to sub broker for distribution of financial products	331,420,093	437,326,897
Transaction charges	318,666,964	353,355,202
Securities and commodities transaction tax	299,816,576	405,230,573
Stamp duty	26,823,228	53,125,852
Communication charges	17,480,547	21,543,304
Other charges	65,857,254	56,127,635
Total service cost	**1,561,034,966**	**1,939,151,811**

13. Personnel expenses	For the year ended March 31, 2016	March 31, 2017
Wages and salaries	1,041,960,915	1,176,654,954
Contributions to defined contribution plans	39,535,751	47,157,439
Expenses related to defined benefit plan	23,184,074	27,362,146
Employee welfare expenses	29,449,578	36,172,633
Share based compensation expense	-	5,902,339
Total personnel expenses	**1,134,130,318**	**1,293,249,511**

(All amounts in Indian rupees unless otherwise stated)

14. Other expenses	**For the year ended March 31, 2016**	**For the year ended March 31, 2017**
Business promotion	189,143,655	198,269,550
Advertisement	95,500,596	150,524,275
Rent	133,292,571	157,623,673
Electricity and water charges	55,990,660	56,982,596
Repair and maintenance	64,015,226	76,150,628
Communication	37,082,742	38,941,844
Conveyance and traveling	38,979,130	37,132,903
Legal and professional	54,406,080	38,274,251
Printing and stationery	16,803,482	20,786,167
Rates and taxes	5,544,395	3,098,027
Advance to vendors written off	-	10,000,000
Miscellaneous expenses	36,189,715	40,354,499
Total other expenses	**726,948,252**	**828,138,413**

15. Depreciation and amortization	**For the year ended March 31, 2016**	**For the year ended March 31, 2017**
Depreciation	50,819,622	55,397,545
Amortization	707,760	4,422,856
Total	**51,527,382**	**59,820,401**

16. Income taxes

A. Amounts recognised in the statement of profit or loss

	For the year ended March 31, 2016	**For the year ended March 31, 2017**
Current tax expense		
For the year	182,569,449	229,102,287
Change in estimates relating to prior years	(2,109,385)	1,555,109
	180,460,064	**230,657,396**
Deferred tax charge/(benefit)		
Origination and reversal of temporary differences	(3,621,221)	26,126,878
Minimum alternate tax	(30,858,107)	(5,718,374)
Reversal of previously recognised tax losses	53,075,040	1,413,863
Addition on account of tax losses	(29,941,353)	(31,506,076)
	(11,345,641)	**(9,683,709)**
Total income tax expense	**169,114,423**	**220,973,687**

(All amounts in Indian rupees unless otherwise stated)

B. Amount recognized in Other Comprehensive Income

	For the year ended,					
	March 31, 2016			March 31, 2017		
	Before tax	Tax (expense) benefit	Net of tax	Before tax	Tax (expense) benefit	Net of tax
Foreign currency translation differences on foreign operations	(899,314)	-	(899,314)	(12,858,716)	-	(12,858,716)
Remeasurement of defined benefit (asset) obligation	5,381,899	(1,335,868)	4,046,031	(1,804,727)	1,334,552	(470,175)
Total	**4,482,585**	**(1,335,868)**	**3,146,717**	**(14,663,443)**	**1,334,552**	**(13,328,891)**

C. Reconciliation of effective tax rate

	For the year ended,	
	March 31, 2016	March 31, 2017
Profit before tax	551,141,092	671,523,526
Company's applicable tax rate*	34.603%	34.603%
Income tax	190,738,909	232,400,863
Non deductible/(allowable) items	13,439,832	(32,000,078)
Tax - exempt income	(6,118,365)	(3,123,558)
Interest on income tax	1,421,213	356,129
Change in estimates relating to prior years	(2,109,385)	1,555,109
Effect of change in tax rate due to different class	812,719	5,485,306
Change in statutory tax rate	(4,568,943)	6,149,083
Effect of change in tax rate of company's subsidiaries	(22,409,418)	7,825,053
Changes in previously unrecognised tax losses	(2,092,139)	2,325,780
	169,114,423	**220,973,687**

*The change in tax rate is on account of change in statutory tax rate of the Parent Company

(All amounts in Indian rupees unless otherwise stated)

D. Movement in deferred tax on temporary differences

Particulars	Balance as on April 1, 2015	Recognised in profit or loss during 2015-16	Recognised in other comprehensive income	Utilisation	Balance as on March 31, 2016
Employee benefits	29,163,160	8,024,584	(1,335,868)	-	35,851,876
Investment securities	(2,214,922)	836,852	-	-	(1,378,070)
Net trading income	(750,715)	(2,443,853)	-	-	(3,194,568)
Interest income	(2,499,006)	(637,413)	-	-	(3,136,419)
Service cost	(1,394,020)	(4,973,061)	-	-	(6,367,081)
Provision for expected insurance policies cancellation	3,973,383	(44,797)	-	-	3,928,586
Other expenses	8,640,551	8,089,598	-	-	16,730,149
Property and equipment and intangible asset	32,460,768	(3,983,713)	-	-	28,477,055
Provision for impairment on loans and advances to customers	1,946,431	(1,818,749)	-	-	127,682
Provision for impairment on receivable from clients	56,196,510	571,773	-	-	56,768,283
Origination and reversal of temporary differences	**125,522,140**	**3,621,221**	**(1,335,868)**	**-**	**127,807,493**
Minimum alternate tax	51,471,725	30,858,107	-	(1,060,682)	81,269,150
Carried forward of tax losses and unabsorbed depreciation (Net of addition on account of tax losses)	64,819,948	(23,133,687)	-	-	41,686,261
Total	**241,813,813**	**11,345,641**	**(1,335,868)**	**(1,060,682)**	**250,762,904**

(All amounts in Indian rupees unless otherwise stated)

D. Movement in deferred tax on temporary differences - (Continued)

Particulars	Balance as on April 1, 2016	Recognised in profit or loss during 2016-17	Recognised in other comprehensive income	Utilisation	Balance as on March 31, 2017
Employee benefits	35,851,876	(4,508,651)	1,334,552	-	32,677,777
Investment securities	(1,378,070)	(1,403,246)	-	-	(2,781,316)
Net trading income	(3,194,568)	(11,984,021)	-	-	(15,178,589)
Interest income	(3,136,419)	(531,984)	-	-	(3,668,403)
Service cost	(6,367,081)	(204,504)	-	-	(6,571,585)
Provision for expected insurance policy cancellation	3,928,586	277,145	-	-	4,205,731
Other expenses	16,730,149	3,539,452	-	-	20,269,601
Property and equipment and intangible asset	28,477,055	(7,022,610)	-	-	21,454,445
Provision for impairment on loans and advances to customers	127,682	(2,493,828)	-	-	(2,366,146)
Provision for impairment on advance to vendors	-	13,472,972	-	-	13,472,972
Provision for impairment on receivable from clients	56,768,283	(15,267,603)	-	-	41,500,680
Origination and reversal of temporary differences	**127,807,493**	**(26,126,878)**	**1,334,552**	-	**103,015,167**
Minimum alternate tax	81,269,150	5,718,374	-	(5,329,445)	81,658,079
Carried forward of tax losses and unabsorbed depreciation (Net of addition on account of tax losses)	41,686,261	30,092,213	-	-	71,778,474
Total	**250,762,904**	**9,683,709**	**1,334,552**	**(5,329,445)**	**256,451,720**

(All amounts in Indian rupees unless otherwise stated)

E. Recognised and unrecognised deferred tax assets

Recognition of deferred tax assets of INR 250,762,904 and INR 256,451,720 as at March 31, 2016 and March 31, 2017 respectively, is based on management's profit forecasts (which are based on the available evidence, including historical levels of profitability) which indicates that it is probable that the Group's entities will have future taxable profits against which these assets can be used.

Deferred tax assets have not been recognised in respect of the following items, because it is not probable that future taxable profit will be available against which the Group can use the benefits.

Particulars	**As at**	
	March 31, 2016	**March 31, 2017**
Employee benefits	4,457,940	6,296,302
Tax losses carried forward	424,055,643	433,500,483
Property and equipment and intangible asset	10,940,460	10,796,152
Other items	(243,152)	1,596,132
Total	**439,210,891**	**452,189,069**

The management believes that there exists significant uncertainities regarding the realization of deferred tax assets on business loss and other temporary differences and accordingly, deferred tax assets have not been established in relation to these. The carry forward losses are generally available for 8 years and will start to expire from the financial year ended March 31, 2019.

(All amounts in Indian rupees unless otherwise stated)

17. Earnings per share	For the year ended March 31, 2016	For the year ended March 31, 2017
Profit attributable to ordinary shareholders	380,429,150	458,147,720
Weighted average number of ordinary shares outstanding used in computing basic earning per share	113,134,450	113,134,450
Weighted average number of ordinary shares outstanding used in computing dilutive earning per share	113,134,450	113,134,450
Earning per share		
Basic	3.36	4.05
Diluted	3.36	4.05

(All amounts in Indian rupees unless otherwise stated)

18. Cash and cash equivalents

	As at	
	March 31, 2016	**March 31, 2017**
Cash balances	4,860,843	3,369,147
Balances with banks	233,971,427	922,358,458
Total	**238,832,270**	**925,727,605**

19. Term deposits

	As at	
	March 31, 2016	**March 31, 2017**
Bank deposits placed under lien with banks for margin deposited and against overdraft facilities*	2,298,025,000	2,947,953,904
Bank deposits placed for margin deposited with clearing corporations and stock exchanges *	49,499,740	198,902,956
Bank deposits placed under lien with statutory authorities*	2,815,271	10,240,000
Bank deposits placed under arbitration with exchange*	12,026,548	13,783,456
Bank deposit placed with insurance regulator*	1,200,000	1,200,000
Other term deposits	4,580,366	49,800,398
Total	**2,368,146,925**	**3,221,880,714**

* Restricted term deposits

(All amounts in Indian rupees unless otherwise stated)

20. Trading assets and trading liabilities

a. Trading assets

	As at					
	March 31, 2016			March 31, 2017		
	Pledged trading assets	Non-pledged trading assets	Total trading assets	Pledged trading assets	Non-pledged trading assets	Total trading assets
Debt securities / preference shares	249,426,600	986,087,089	1,235,513,689	461,144,267	53,136,573	514,280,840
Equity securities	773,079,301	63,573,419	836,652,720	309,888,050	398,471,672	708,359,722
Derivative assets	-	1,589,443,285	1,589,443,285	-	910,105,162	910,105,162
Trading assets	**1,022,505,901**	**2,639,103,793**	**3,661,609,694**	**771,032,317**	**1,361,713,407**	**2,132,745,724**

Details of pledged assets

The pledged trading assets presented in the table above are those financial assets that may be repledged or resold by counterparties. The fair value of financial assets that have been pledged as collateral, included in the amounts reflected above, were as follows:

	As at March 31, 2016	As at March 31, 2017
Against overdraft facilities taken from banks and financial institutions	1,022,505,901	771,032,317
	1,022,505,901	**771,032,317**

b. Trading liabilities

Derivative liabilities	272,285,111	434,874,433
Total trading liabilities	**272,285,111**	**434,874,433**

(All amounts in Indian rupees unless otherwise stated)

21. Inventories

	As at	
	March 31, 2016	March 31, 2017
Commodities	124,962,799	27,786,582
Total	**124,962,799**	**27,786,582**

22. Trade and other receivables

	As at	
	March 31, 2016	March 31, 2017
Receivable from exchange	17,701,054	876,522,784
Receivable from clients (net of provision for impairment)	1,894,952,324	2,657,298,323
Unbilled revenue	137,887,803	111,729,245
Security deposits (net of provision for impairment)	420,449,409	402,491,845
Duties and taxes recoverable	18,987,663	6,723,825
Other receivables	26,555,774	119,399,104
Total	**2,516,534,027**	**4,174,165,126**

Receivables from clients are subject to a higher credit risk as compared to all other "Trade and other receivables". The allowance for impairment charge on receivable from clients is presented below:

	For the year ended	
Collective allowances for impairment on receivable from clients	March 31, 2016	March 31, 2017
Balance at the beginning of the year	158,646,225	168,657,054
Allowance made during the year	17,527,734	62,710,004
Amount written off against the allowance	(7,516,905)	(117,481,367)
Balance at the end of the year	**168,657,054**	**113,885,691**

	For the year ended	
Individual allowances for impairment on receivable from clients	March 31, 2016	March 31, 2017
Balance at the beginning of the year	-	-
Allowance made during the year	-	7,725,803
Balance at the end of the year	-	**7,725,803**

A portion of receivable from clients have been pledged as collateral against the secured overdraft facilities taken by the Group from banks and financial institutions. The amount of receivable from clients pledged against such facilities is INR 299,991,060 and INR 1,947,851,589 as at March 31, 2016 and March 31, 2017 respectively.

Security deposits are assessed for impairment based on the objective evidence available with the management. The allowance for impairment charge on security deposit is presented below:

	For the year ended	
Individual allowances for impairment on security deposit	March 31, 2016	March 31, 2017
Balance at the beginning of the year	-	-
Allowance made during the year	-	2,011,518
Balance at the end of the year	-	**2,011,518**

(All amounts in Indian rupees unless otherwise stated)

23. Loans and advances to customers	As at March 31, 2016	As at March 31, 2017
Loans and advances to customers at amortised cost	2,809,803,276	3,196,688,884
Less: Provision for impairment	(14,425,338)	(65,930,069)
Total	**2,795,377,938**	**3,130,758,815**

A. Loans and advances to customers	As at March 31, 2016			As at March 31, 2017		
	Gross amount	Provision for impairment	Carrying amount	Gross amount	Provision for impairment	Carrying amount
Secured loan*	2,167,899,144	(10,213,004)	2,157,686,140	2,602,516,682	(24,792,457)	2,577,724,225
Unsecured loan	641,904,132	(4,212,334)	637,691,798	594,172,202	(41,137,612)	553,034,590
Total	**2,809,803,276**	**(14,425,338)**	**2,795,377,938**	**3,196,688,884**	**(65,930,069)**	**3,130,758,815**

*secured against securities, commodities, receivables and property

B. Allowance for impairment	For the year ended, March 31, 2016	For the year ended, March 31, 2017
Individual allowance for impairment		
Balance at the beginning of the year	5,612,998	6,282,089
Allowance made during the year	2,700,393	48,934,012
Amount written off againt the allowance	(2,031,302)	-
Balance at the end of the year	**6,282,089**	**55,216,101**
Collective allowance for impairment		
Balance at the beginning of the year	2,899,395	8,143,249
Allowance made during the year	5,243,854	2,570,719
Balance at the end of the year	**8,143,249**	**10,713,968**

(All amounts in Indian rupees unless otherwise stated)

	As at	
24. Investment securities	**March 31, 2016**	**March 31, 2017**
Available-for-sale (net of provision for impairment)	1,154,000	73,150
At fair value through profit or loss	361,680,452	874,617,357
Total	**362,834,452**	**874,690,507**

The fair value of Investment securities that have been pledged as collateral, included in the amount reflected above, were as follows:

	As at	
	March 31, 2016	**March 31, 2017**
Overdraft	119,763,471	87,421,220
	119,763,471	**87,421,220**

	As at	
A. Available-for-sale investment securities*	**March 31, 2016**	**March 31, 2017**
Unquoted equity securities	50,854,000	49,773,150
Less: Provision for impairment	(49,700,000)	(49,700,000)
Unquoted equity securities (net of provision for impairment)	**1,154,000**	**73,150**

	For the year ended	
Provision for Impairment on available for sale investment securities	**March 31, 2016**	**March 31, 2017**
Balance at the beginning of the period	49,700,000	49,700,000
Balance at the end of the period	**49,700,000**	**49,700,000**

	As at	
B. At fair value through profit or loss	**March 31, 2016**	**March 31, 2017**
Equity securities	232,150,854	223,233,023
Debt securities	124,807,352	642,419,088
Mutual funds	4,722,246	8,965,246
Total	**361,680,452**	**874,617,357**

*Available for sale unquoted equity securities are investments made in unlisted equity securities of issuers in which the Company's management believes there may be long term valuation increases based on the operations or nature of the business of the issuer. The Company intends to sell these investments either to any potential new or existing investors of the issuer, or by participating in the initial public offerings of such issuer. The allowance for impairment losses against these unquoted investment securities as of March 31, 2016 and March 31, 2017 were recorded in its historical statement of profit and loss prior to April 1, 2013.

(All amounts in Indian rupees unless otherwise stated)

25. Property and equipment	Office Building	Office Equipment	Furniture and Fixtures	Computer Hardware	Lease Hold Improvements	Vehicle	Communication Devices	Total
Gross asset value								
Balance at April 1, 2015	61,842,331	124,585,947	197,198,803	271,798,225	5,866,148	47,680,072	36,822,236	745,793,762
Additions	-	5,423,406	5,187,146	30,328,786	1,459,321	10,197,110	-	52,595,769
Disposals	-	(7,160,526)	(2,748,830)	(35,387,909)	-	(2,708,251)	-	(48,005,516)
Effect of movements in foreign exchange rate	-	50,612	38,617	518,871	-	-	-	608,100
Balance at March 31, 2016	**61,842,331**	**122,899,439**	**199,675,736**	**267,257,973**	**7,325,469**	**55,168,931**	**36,822,236**	**750,992,115**
Balance at April 1, 2016	61,842,331	122,899,439	199,675,736	267,257,973	7,325,469	55,168,931	36,822,236	750,992,115
Additions	140,163,692	14,731,726	20,590,390	33,440,293	3,675,134	6,467,161	-	219,068,396
Disposals	-	(7,847,813)	(6,320,624)	(14,820,871)	-	(3,433,971)	-	(32,423,279)
Effect of movements in foreign exchange rate	-	(21,952)	(16,723)	(254,724)	-	-	-	(293,399)
Balance at March 31, 2017	**202,006,023**	**129,761,400**	**213,928,779**	**285,622,671**	**11,000,603**	**58,202,121**	**36,822,236**	**937,343,833**
Accumulated depreciation								
Balance at April 1, 2015	8,164,494	106,512,329	139,376,753	235,153,326	4,298,350	23,917,236	30,294,699	547,717,187
Depreciation for the year	1,175,002	5,212,716	15,550,117	18,002,083	507,480	8,230,186	2,142,038	50,819,622
Disposals	-	(6,586,204)	(2,345,533)	(33,657,755)	-	(2,201,269)	-	(44,790,761)
Effect of movements in foreign exchange rate	-	27,831	34,188	435,996	-	-	-	498,015
Balance at March 31, 2016	**9,339,496**	**105,166,672**	**152,615,525**	**219,933,650**	**4,805,830**	**29,946,153**	**32,436,737**	**554,244,063**
Balance at April 1, 2016	9,339,496	105,166,672	152,615,525	219,933,650	4,805,830	29,946,153	32,436,737	554,244,063
Depreciation for the year	2,150,732	5,555,174	13,542,218	23,307,008	1,057,107	8,347,185	1,438,121	55,397,545
Disposals	-	(7,353,426)	(5,412,214)	(13,696,540)	-	(3,262,272)	-	(29,724,452)
Effect of movements in foreign exchange rate	(5,845)	(17,338)	(17,496)	(249,304)	-	-	-	(289,983)
Balance at March 31, 2017	**11,484,383**	**103,351,082**	**160,728,033**	**229,294,814**	**5,862,937**	**35,031,066**	**33,874,858**	**579,627,173**
Capital advances								
Balance at April 1, 2015	32,500,000	-	-	-	-	-	-	32,500,000
Balance at March 31, 2016	**32,500,000**	-	-	-	-	-	-	**32,500,000**
Balance at April 1, 2016	32,500,000	-	-	-	-	-	-	32,500,000
Additions	23,671,717	-	-	-	-	-	-	23,671,717
Balance at March 31, 2017	**56,171,717**	-	-	-	-	-	-	**56,171,717**
Balance at March 31, 2016	85,002,835	17,732,767	47,060,211	47,324,323	2,519,639	25,222,778	4,385,499	229,248,052
Balance at March 31, 2017	246,693,357	26,410,318	53,200,746	56,327,857	5,137,666	23,171,055	2,947,378	413,888,377

There were no capitalized borrowing costs related to the acquisition of property and equipment during the year (March 2016 : Nil)

(All amounts in Indian rupees unless otherwise stated)

26. Intangible assets	Computer Software	Software in development	Goodwill	Licences*	Customer Relationship	Total
Gross asset value						
Balance at April 1, 2015	91,178,242	-	-	-	-	91,178,242
Additions	5,265,064	560,000	-	-	-	5,825,064
Disposals	(9,898,781)	-	-	-	-	(9,898,781)
Effect of movements in foreign exchange rate	45,910	-	-	-	-	45,910
Balance at March 31, 2016	**86,590,435**	**560,000**	-	-	-	**87,150,435**
Balance at April 1, 2016	86,590,435	560,000	-	-	-	87,150,435
Additions	1,908,886	300,000	-	15,000,000	-	17,208,886
Acquisition through business combination	-	-	39,681,223	-	12,967,720	52,648,943
Disposals	(250,000)	(560,000)	-	-	-	(810,000)
Effect of movements in foreign exchange rate	(18,333)	-	-	-	-	(18,333)
Balance at March 31, 2017	**88,230,988**	**300,000**	**39,681,223**	**15,000,000**	**12,967,720**	**156,179,931**
Accumulated amortization						
Balance at April 1, 2015	86,203,256	-	-	-	-	86,203,256
Amortisation for the year	707,760	-	-	-	-	707,760
Disposals	(9,403,626)	-	-	-	-	(9,403,626)
Effect of movements in foreign exchange rate	20,954	-	-	-	-	20,954
Balance at March 31, 2016	**77,528,344**	-	-	-	-	**77,528,344**
Balance at April 1, 2016	77,528,344	-	-	-	-	77,528,344
Amortisation for the year	2,183,113	-	-	982,143	1,257,600	4,422,856
Disposals	(47,446)	-	-	-	-	(47,446)
Effect of movements in foreign exchange rate	(17,496)	-	-	-	(41,876)	(59,372)
Balance at March 31, 2017	**79,646,515**	-	-	**982,143**	**1,215,724**	**81,844,382**
Capital advances						
Balance at April 1, 2015	-	-	-	-	-	-
Balance at March 31, 2016	-	-	-	-	-	-
Balance at April 1, 2016	-	-	-	-	-	-
Additions	6,050,000	-	-	-	-	6,050,000
Balance at March 31, 2017	**6,050,000**	-	-	-	-	**6,050,000**
Balance at March 31, 2016	9,062,091	560,000	-	-	-	9,622,091
Balance at March 31, 2017	14,634,473	300,000	39,681,223	14,017,857	11,751,996	80,385,549

* Refer note 39

(All amounts in Indian rupees unless otherwise stated)

27. Other assets	**As at March 31, 2016**	**As at March 31, 2017**
A. Summary		
Advance to vendors (net of provision for impairment)	337,863,725	140,162,583
Prepaid expenses	143,450,829	172,332,414
Accrued interest	54,566,329	50,225,431
Investment property*	10,686,191	10,686,191
Others	6,284,340	33,930
Total	**552,851,414**	**373,440,549**

* Investment property is measured using cost model. Fair value of the investment property approximates its book value based on quotes obtained by the management for similar recent transaction. The Company obtains third party quotations for this or similar properties to ascertain possible impairment. No provision for impairment was required as at March 31, 2016 and March 31, 2017 since the quoted prices approximated the carrying values.

B. Provision for impairment on advance to vendor	**As at March 31, 2016**	**As at March 31, 2017**
Individual allowance for impairment		
Balance at the beginning	2,997,321	576,055
Allowance made during the year	-	12,257,209
Amount written off against the allowance	(2,421,266)	-
Closing balance	**576,055**	**12,833,264**

(All amounts in Indian rupees unless otherwise stated)

28. Loans and borrowings	As at March 31, 2016	As at March 31, 2017
Secured overdraft		
- Bank	725,094,170	1,897,494,055
- Financial Institution	715,070,078	934,300,000
Secured loan		
- Bank	14,520,582	63,752,378
- Financial Institution	612,434	322,854
Unsecured loan	364,426,032	433,882,251
Total	**1,819,723,296**	**3,329,751,538**

(a) Overdraft faclilities from bank and financial institution are secured by a portion of Group's term deposit, receivable from clients, trading assets, investment securities and client securities. The same is repayable on demand. The interest rate range for overdraft is 8.70%-12.05%

(b) Terms and conditions of outstanding secured loans were as follows:

		March 31, 2016		March 31, 2017	
Particulars	**Interest rate range**	**Original amount**	**Carrying value**	**Original amount**	**Carrying value**
Secured	8.95% - 10.5%	22,670,900	15,133,016	28,245,900	64,075,232

(c) Unsecured loan is taken from parties other than related parties and are repayable on demand. The interest rate range for unsecured loan is 6 - 10.2%.

(All amounts in Indian rupees unless otherwise stated)

29. Trade and other payables	As at March 31, 2016	As at March 31, 2017
Payable to exchange	12,841,162	93,944,506
Payable to clients/vendor	3,221,091,468	2,280,719,789
Advances / margin received from clients	1,930,032,399	3,164,836,223
Accrued expenses	168,314,536	211,685,875
Other payables	18,868,543	21,994,055
Total	**5,351,148,108**	**5,773,180,448**

30. Employee benefits	As at March 31, 2016	As at March 31, 2017
Recognized liability for defined benefit obligations	87,315,878	110,070,689
Liability for long-service leave	31,355,998	41,062,919
	118,671,876	**151,133,608**

(All amounts in Indian rupees unless otherwise stated)

Defined contribution plan

The Group's provident fund scheme is a defined contribution plan.

Under Indian law, employees are entitled to receive benefits under the Provident Fund, which is a defined contribution plan. Both the employee and the employer make monthly contributions to the plan at a pre-determined rate (currently 12%) of the employee's basic salary to a government recognised provident fund. The Company has no further payment obligations once the contributions have been paid. The contributions are recognized as employee benefit expense when they accrue, i.e. when the services are rendered by the employees. Upon retirement or separation, an employee becomes entitled for this lump sum benefit, which is paid directly to the concerned employee by the fund.

Defined benefit plan

The Group's gratuity scheme is a defined benefit plan. Gratuity is paid as a lump sum amount to employees at retirement or death or termination of employment at an amount based on the respective employee's eligible salary and the years of employment with the Group.

(i) Movement in the present value of the Defined Benefit Obligation

The following table shows a reconciliation from the opening balances to the closing balances fothe net defined benefit liability / (asset) and its components.

	2016			2017		
Particulars	**Defined benefit obligations**	**Fair Value of plan assets**	**Net Defined benefit obligations**	**Defined benefit obligations**	**Fair Value of plan assets**	**Net Defined benefit obligations**
At the beginning of the year	**85,377,243**	**(10,920,325)**	**74,456,918**	**96,486,516**	**(9,170,639)**	**87,315,877**
Included in profit or loss						
Current service cost	19,042,917	-	19,042,917	21,763,370	-	21,763,370
Interest cost (Income)	6,036,700	(1,895,542)	4,141,158	6,698,166	(1,099,389)	5,598,777
	25,079,617	**(1,895,542)**	**23,184,075**	**28,461,536**	**(1,099,389)**	**27,362,147**
Included in Other comprehensive income						
Actuarial (gains) losses arising from:						
—financial assumptions	(1,230,388)	-	(1,230,388)	10,599,364	-	10,599,364
—experience adjustment	(6,236,454)	-	(6,236,454)	(7,470,149)	-	(7,470,149)
Effects of movement in exchange rate	854,205	-	854,205	(275,811)	-	(275,811)
Return on plan assets excluding interest income	-	2,084,942	2,084,942	-	(1,324,488)	(1,324,488)
	(6,612,637)	**2,084,942**	**(4,527,695)**	**2,853,404**	**(1,324,488)**	**1,528,916**
Other						
Benefits paid	(7,357,706)	4,256,615	(3,101,091)	(9,166,070)	8,081,916	(1,084,154)
Contributions paid by the group		(2,696,329)	(2,696,329)		(5,052,096)	(5,052,096)
	(7,357,706)	**1,560,286**	**(5,797,420)**	**(9,166,070)**	**3,029,820**	**(6,136,250)**
Balance at the end of the year	**96,486,517**	**(9,170,639)**	**87,315,878**	**118,635,386**	**(8,564,696)**	**110,070,690**

(All amounts in Indian rupees unless otherwise stated)

(ii) Plan assets	As at March 31, 2016	As at March 31, 2017
Plan assets comprise of Insurer managed funds	9,170,639	8,564,696

(iii) Defined benefit obligation
Acturial Assumptions

The following are the principal actuarial assumptions at the reporting date (expressed as weighted averages).

	As at March 31, 2016	As at March 31, 2017
Discount rate (per annum)	8.05%	7.30%
Future salary growth (per annum)	7.00%	7.00%
Retirement age	60 years	60 years

Assumptions regarding future mortality rates are based on Indian Assured Lives Mortality (2006-08) (modified) Ultimate as published by Insurance Regulatory and Development Authority (IRDA).

The actuarial valuation is carried out yearly by an independent actuary. The discount rate used for determining the present value of obligation under the defined benefit plan is determined by reference to market yields at the end of the reporting period on Indian Government Bonds. The currency and the term of the government bonds is consistent with the currency and term of the defined benefit obligation.

The salary growth rate takes into account inflation, seniority, promotion and other relevant factors on long-term basis.

(iv) Senstivity analysis
Reasonably possible changes at the reporting date to one of the relevant actuarial assumptions, holding other assumptions constant, would have affected the defined benefit obligation by the amounts shown below.

	As at March 31, 2016		As at March 31, 2017	
	Increase	Decrease	Increase	Decrease
Discount rate (0.5% movement)	(5,787,287)	6,419,584	(7,246,471)	8,039,579
Future salary growth (0.5% movement)	5,392,680	(5,038,778)	6,650,355	(6,176,093)

31. Other liabilities	As at March 31, 2016	As at March 31, 2017
Statutory dues	53,664,955	41,407,460
Deferred income	10,682,489	17,069,489
Deferred rent liabilites	17,828,395	19,525,582
Provision for expected insurance policies cancellations	11,882,121	26,280,428
Others liabilities	9,241,231	4,907,106
Total	**103,299,191**	**109,190,065**

(All amounts in Indian rupees unless otherwise stated)

32. Share capital

	Common shares		
	Number	Share capital	Share premium
Balance as at April 1, 2015	113,134,450	226,268,900	3,548,993,510
Balance as at March 31, 2016	**113,134,450**	**226,268,900**	**3,548,993,510**
Balance as at April 1, 2016	113,134,450	226,268,900	3,548,993,510
Balance as at March 31, 2017	**113,134,450**	**226,268,900**	**3,548,993,510**

The Company is authorized to issue 165,050,000 number of common shares at par value of INR 2.
Each holder of equity shares is entitled to one vote per share. All issued shares are fully paid up.
The dividend proposed by the Board of Directors is subject to the approval of the shareholders in the ensuing Annual General Meeting.

Dividends
The following dividends were paid by the Company during the year :

	For the year ended	
	March 31, 2016	March 31, 2017
Interim dividend at INR 0.36 (previous year- INR 0.24) per common share	32,677,721	49,019,764
Final dividend at INR 0.36 (previous year-INR 0.36) per common share	48,871,686	49,019,764
	81,549,407	**98,039,528**

After the reporting date, the following dividends were proposed by the board of directors. The dividends have not been recognised as liabilites and it is inclusive of dividend tax :

	For the year ended	
	March 31, 2016	March 31, 2017
Final dividend at INR 0.48 (previous year-INR 0.36) per common share	49,019,764	65,359,662

Absolute amounts are inclusive of dividend distribution tax and rate is exclusive of dividend distribution tax.

The Company's ability to pay a dividend out of the cash flows or profits as received from its subsidiaries is subject to a number of limitations under Indian law and certain financing agreements that they have entered. Certain subsidiaries, including the Company's subsidiaries, Moneywise Financial Services Private Limited, SMC Comtrade Limited, SMC Comex International DMCC, SMC Capitals Limited, SMC Global IFSC Private Limited, SMC Insurance Brokers Private Limited and SMC Investments and Advisors Limited are also subject to regulations that require that they hold a certain amount of capital, which amounts are not available for distributions. Detailed information concerning these restrictions is given under Capital Management Section under Financial risk management disclosure. In addition, if a subsidiary pays a dividend to its parent company, Indian law provides that the company paying such dividend must pay a tax on the dividend paid at specified rates. Furthermore, SMC Comtrade is restricted by certain of its financing agreements from paying a dividend if it has failed to pay any principal or interest when due, or if an event of default has otherwise occurred, there under.

(All amounts in Indian rupees unless otherwise stated)

33. Commitments and contingencies

Operating Lease

The Group leases a number of branch and office premises under cancellable and non-cancellable operating leases agreements. Lease payments are increased every three to five years to reflect market rentals. The Company recognizes rent expense on a straight line basis over the lease term. Lease terms are determined at the inception of the lease and include cancellable periods at the option of the Company if it assesses economic disincentive to cancel the lease.

Non-cancellable operating lease rentals are payable as follows:

	For the year ended	
	March 31, 2016	March 31, 2017
Not later than one year	1,821,176	1,831,128
Later than one year but not later than five yea	7,862,407	8,137,076
Later than five years	42,411,793	40,216,556
	52,095,376	**50,184,760**

During the year ended March 31, 2016 and March 31, 2017, an amount of INR 133,292,571 and INR 157,623,673 respectively was recognized as an expense in the statement of profit or loss in respect of operating leases.

Contingencies and lawsuits

The Group is subject to legal proceedings and claims which arise in the ordinary course of its business. The resolution of these legal proceedings is not likely to have a material and adverse effect on the results of operations or the financial position of the Group. The contingent liability in respect of disputed demands are as follows :

Contingent liability	As at March 31, 2016	As at March 31, 2017
Service tax	67,473,978	67,473,978
Employee's State Insurance Corporation	3,106,450	3,106,450
Income tax	-	9,230,664

The Parent Company and one of its subsidiaries had received a notice during the financial year 2014-15 from the Collector of Stamp (HQ) Delhi on account of verification of records pertaining to stamp duty on security transactions and on account of levy of stamp duty on commodity transactions. Matter is sub-judice and has been stayed by jurisdictional High Court at Delhi.

Pending completion of the legal process the impact of liability, if any, cannot be ascertained at this stage, however, management believes that, based on legal advice, the outcome of these contingencies will be favourable and that outflow of economic resources is not probable.

Other contingent liabilities

The Group has not provided for a possible tax exposure amounting to Rs 14,734,375 in relation to foreign currency fluctuation gain arising on a non-monetary item based on the advice of its legal counsel. The translation gain relates to investments made in a foreign subsidiary which were considered a debt in company's Indian GAAP books as compared to an equity investment.

34. Operating segments

The Group has three reportable segments, as described below, which are the Group's Lines of Business (LoBs). The LoBs offer different products and services, and are managed separately because the nature of products and method used to distribute the services are different.

The following summary describes the operations in each of the Group's reportable segments:

1. Trading and distribution primarily comprises

a. Brokerage on dealing in shares, commodities, derivatives and other securities on behalf of customers;
b. Proprietary trading in shares, commodities, derivatives and other securities;
c. Clearing services;
d. Depositary services rendered as depository participant;
e. Distribution of third party financial products and
f. Insurance broking services

2. Advisory services primarily comprises portfolio and wealth management, mortgage and loan advisory, real estate broking and investment banking services.

3. Financing services primarily comprises business of providing loans.

For these LoBs, the Group's Leadership Team comprising of Chairman, Vice-Chairman, Group Chief Operating Officer and Group Chief Financial Officer, reviews internal management reports. Accordingly, the Leadership Team is construed to be the Chief Operating Decision Maker (CODM).

Segment profit before tax based on Indian GAAP is used to measure performance by the CODM. Inter-segment pricing is determined on an arm length basis. Information related to each reportable segment is as follows:

(All amounts in Indian rupees unless otherwise stated)

	For the year ended March 31, 2016			
	Trading and distribution	**Advisory**	**Financing**	**Total**
Indian GAAP				
Segment revenue *	3,039,439,285	509,030,501	15,762,171	3,564,231,957
Inter segments revenue	(43,834,349)	16,819,394	(15,000,000)	(42,014,955)
External revenue *	2,995,604,936	525,849,895	762,171	3,522,217,002
Interest income	254,837,004	17,799,191	266,881,654	539,517,849
Interest expense	186,579,030	12,649,952	63,037,322	262,266,304
Reportable segment profit before tax	246,931,707	64,519,063	182,699,778	494,150,548
Other material and non cash items:				
Depreciation and amortization	61,203,681	5,419,387	1,567,151	68,190,219
Impairment charge on trade and other receivables	83,340,794	276,115	-	83,616,909
Impairment charge on loans and advances to customers	-	-	8,689,551	8,689,551

	For the year ended March 31, 2017			
	Trading and distribution	**Advisory**	**Financing**	**Total**
Indian GAAP				
Segment revenue *	4,332,163,193	403,803,912	9,690,420	4,745,657,525
Inter segments revenue	48,198,882	(13,056,011)	-	35,142,871
External revenue *	4,283,964,311	416,859,923	9,690,420	4,710,514,654
Interest income	319,621,117	24,885,895	424,856,287	769,363,299
Interest expense	275,452,378	24,227,793	125,898,600	425,578,771
Reportable segment profit before tax	496,340,797	(28,060,228)	216,226,700	684,507,269
Other material and non cash items:				
Depreciation and amortization	62,932,057	8,214,214	2,450,443	73,596,714
Impairment charge on receivable from client	81,418,458	289,559	177,537	81,885,554
Impairment charge on loans and advances to customers	-	-	34,278,705	34,278,705
Impairment charge on advances to vendors	1,915,418	1,051,252	-	2,966,670
Share in loss of equity accounted investee, net of tax	-	(13,175,244)	-	(13,175,244)
Other disclosures				
Equity accounted investee	-	1,824,756	-	1,824,756

* excludes interest income

(All amounts in Indian rupees unless otherwise stated)

Reconciliation of reportable segments revenue, profit or loss, interest revenue and interest expense with IFRS

	For the year ended March 31, 2016			
Revenue	**Trading and distribution**	**Advisory**	**Financing**	**Total**
External revenue	2,995,604,936	525,849,895	762,171	3,522,217,002
-Adjustment related to fair value accounting of financial instruments designated as fair value through profit and loss which were valued at lower of Cost and Net Realizable value in Indian GAAP	(5,479,383)	(2,390,797)	(16,194,930)	(24,065,110)
-Adjustment on account of timing difference in recognition of certain distribution and advisory income	1,964,398	(62,906,563)	-	(60,942,165)
-Adjustment for grossing up of certain distribution income between IFRS and Indian GAAP	331,420,093	-	-	331,420,093
-Adjustment for other non-operating income reclassified out of revenue from operations	(45,616,161)	(2,183,856)	(421,995)	(48,222,012)
-Others	1,873,447	3,062,133	(2,007,825)	2,927,755
Consolidated revenue	**3,279,767,330**	**461,430,812**	**(17,862,579)**	**3,723,335,563**

	For the year ended March 31, 2016			
Profit or Loss	**Trading and distribution**	**Advisory**	**Financing**	**Total**
Total profit or loss for reportable segments	246,931,707	64,519,063	182,699,778	494,150,548
-Adjustment related to fair value accounting of financial instruments designated as fair value through profit and loss which were valued at lower of Cost and Net Realizable value in Indian GAAP	(5,479,383)	(2,390,797)	(16,194,930)	(24,065,110)
-Adjustment related to valuation of Available for sale securities between Indian GAAP and IFRS	17,200,000	-	-	17,200,000
-Adjustment for depreciation charged over estimated useful lives	14,903,912	2,308,514	(549,589)	16,662,837
-Adjustment for difference in personnel expenses	18,748,239	2,139,523	319,776	21,207,538
-Adjustment on account of timing difference in recognition of certain distribution and advisory expense	-	14,746,028	-	14,746,028
-Adjustment on account of timing difference in recognition of certain distribution and advisory income	1,964,398	(62,906,563)	-	(60,942,165)
-Adjustment for impairment charge on receivable from clients	66,089,175	-	-	66,089,175
-Intercompany elimination	(58,355,990)	41,229,980	17,126,010	-
-Others	2,415,460	2,981,992	694,789	6,092,241
Consolidated profit before tax	**304,417,518**	**62,627,740**	**184,095,834**	**551,141,092**

(All amounts in Indian rupees unless otherwise stated)

	For the year ended March 31, 2016			
	Trading and distribution	Advisory	Financing	Total
Interest revenue				
Total interest revenue	254,837,004	17,799,191	266,881,654	539,517,849
-Intercompany elimination	(49,897,320)	(15,162,179)	(21,644,726)	(86,704,225)
-Others	1,434,567	(1,938,499)	1,948,804	1,444,872
Consolidated interest revenue	**206,374,251**	**698,513**	**247,185,732**	**454,258,496**
Interest expense				
Total interest expense	186,579,030	12,649,952	63,037,322	262,266,304
-Intercompany elimination	(21,239,982)	(12,626,907)	(52,837,336)	(86,704,225)
Consolidated interest expense	**165,339,048**	**23,045**	**10,199,986**	**175,562,079**
Depreciation and amortization				
Reportable segment	61,203,681	5,419,387	1,567,151	68,190,219
-Adjustment for depreciation charged over estimated useful lives	(14,903,913)	(2,308,513)	549,589	(16,662,837)
Total	**46,299,768**	**3,110,874**	**2,116,740**	**51,527,382**
Impairment loss on trade and other receivables				
Reportable segment	83,340,794	276,115	-	83,616,909
-Adjustment for impairment charge on receivable from clients due to different impairment model between IGAAP and IFRS	(66,089,175)	-	-	(66,089,175)
Total	**17,251,619**	**276,115**	-	**17,527,734**
Impairment loss on loans and advances to customers				
Reportable segment	-	-	8,689,551	8,689,551
-Adjustment for impairment charge on loan and advances to customers due to different impairment model between IGAAP and IFRS	-	-	(745,304)	(745,304)
Total	-	-	**7,944,247**	**7,944,247**

(All amounts in Indian rupees unless otherwise stated)

Reconciliation of reportable segments revenue, profit or loss, interest revenue and interest expense with IFRS

Revenue	For the year ended March 31, 2017			
	Trading and distribution	Advisory	Financing	Total
External revenue	4,283,964,311	416,859,923	9,690,420	**4,710,514,654**
-Adjustment related to fair value accounting of financial instruments designated as fair value through profit and loss which were valued at lower of Cost and Net Realizable value in Indian GAAP	18,585,890	33,188	27,307,497	45,926,575
-Adjustment for foreign currency translation on foreign currency loan between Indian GAAP and IFRS	(45,763,422)	-	-	(45,763,422)
-Adjustment on account of timing difference in recognition of certain distribution and advisory income	(11,159,844)	(38,304,492)	-	(49,464,336)
-Adjustment for grossing up of certain distribution income between IFRS and Indian GAAP	11,231,714	-	-	11,231,714
-Adjustment on account of regrouping of certain distribution income between IFRS and Indian GAAP	(72,238,949)	-	-	(72,238,949)
-Adjustment for other non-operating income reclassified out of revenue from operations	(27,328,510)	(2,267,046)	(869,574)	(30,465,130)
-Adjustment on account of accounting of processing fee received on loan at effective interest rate method	-	-	(14,659,311)	(14,659,311)
-Others	3,905,036	(265,791)	355,279	3,994,524
Consolidated revenue	**4,161,196,226**	**376,055,782**	**21,824,311**	**4,559,076,319**

Profit or Loss	For the year ended March 31, 2017			
	Trading and distribution	Advisory	Financing	Total
Total profit or loss for reportable segments	**496,340,797**	**(28,060,228)**	**216,226,700**	**684,507,269**
-Adjustment for foreign currency translation on foreign currency loan between Indian GAAP and IFRS	(45,763,422)	-	-	(45,763,422)
-Adjustment related to fair value accounting of financial instruments designated as fair value through profit and loss which were valued at lower of Cost and Net Realizable value in Indian GAAP	18,585,890	33,188	27,307,497	45,926,575
-Adjustment related to valuation of Available for sale securities between Indian GAAP and IFRS	11,000,000	-	8,000,000	19,000,000
-Adjustment on account of timing difference in recognition of certain distribution, advisory and financing expense	27,357,130	2,009,846	9,309,868	38,676,844
-Adjustment for difference in allowance for impairment charge on advances to vendors	(6,131,761)	-	(24,449,195)	(30,580,956)
-Adjustment for depreciation charged over estimated useful lives	11,403,928	1,883,590	488,795	13,776,313
-Adjustment on account of timing difference in recognition of certain distribution and advisory income	(11,159,844)	(38,304,492)	-	(49,464,336)
-Adjustment on account of accounting of processing fee received on loan at effective interest rate method	-	-	(7,823,322)	(7,823,322)
-Intercompany elimination	(78,844,340)	31,178,590	47,665,750	-
-Others	6,043,740	(2,617,541)	(157,638)	3,268,561
Consolidated profit (loss) before tax	**428,832,118**	**(33,877,047)**	**276,568,455**	**671,523,526**

(All amounts in Indian rupees unless otherwise stated)

	For the year ended March 31, 2017			
	Trading and distribution	Advisory	Financing	Total
Total interest revenue	**319,621,117**	**24,885,895**	**424,856,287**	**769,363,299**
-Intercompany elimination	(80,710,186)	(23,773,696)	(36,618,488)	(141,102,370)
-Reclassification of interest income on tax refunds under IFRS	(10,301,057)	(996,771)	(16,901)	(11,314,729)
-Adjustment on account of accounting of processing fee received on loan at effective interest rate method	-	-	6,835,989	6,835,989
-Others	1,679,963	704,498	(1,278,257)	1,106,204
Consolidated interest revenue	**230,289,837**	**819,926**	**393,778,630**	**624,888,393**
Total interest expense	**275,452,378**	**24,227,793**	**125,898,600**	**425,578,771**
-Intercompany elimination	(34,638,052)	(24,212,580)	(82,251,739)	(141,102,371)
Consolidated interest expense	**240,814,326**	**15,213**	**43,646,861**	**284,476,400**
Depreciation and amortization				
Reportable segment	62,932,057	8,214,214	2,450,443	73,596,714
-Adjustment for depreciation charged over estimated useful lives	(11,403,928)	(1,883,590)	(488,795)	(13,776,313)
Total	**51,528,129**	**6,330,624**	**1,961,648**	**59,820,401**
Impairment loss on trade and other receivables				
Reportable segment	81,418,458	289,559	177,537	81,885,554
-Adjustment for impairment charge on receivable from clients due to different impairment model between IGAAP and IFRS	(11,449,747)	-	-	(11,449,747)
Total	**69,968,711**	**289,559**	**177,537**	**70,435,807**
Impairment loss on loans and advances to customers				
Reportable segment	-	-	34,278,705	34,278,705
-Adjustment for impairment charge on loan and advances to customers due to different impairment model between IGAAP and IFRS	-	-	17,226,026	17,226,026
Total	**-**	**-**	**51,504,731**	**51,504,731**
Impairment loss on advances to vendors				
Reportable segment	1,915,418	1,051,252	-	2,966,670
-Adjustment for impairment charge on advances to vendors due to different impairment model between IGAAP and IFRS	9,290,539	-	-	9,290,539
Total	**11,205,957**	**1,051,252**	**-**	**12,257,209**
Impairment loss on security deposit				
Reportable segment	-	-	-	-
-Adjustment for impairment charge on advances to vendors due to different impairment model between IGAAP and IFRS	2,011,518			**2,011,518**
Total	**2,011,518**	**-**	**-**	**2,011,518**

(All amounts in Indian rupees unless otherwise stated)

Geographical Information:

In presenting information on the basis of geographical segments, segment revenue is based on the geographical location of customers. Segment assets are based on the geographical location of the assets.

	For the year ended March 31, 2016			
	Dubai	**USA**	**India**	**Total**
External revenue*	157,786,858	-	3,364,430,144	**3,522,217,002**

	For the year ended March 31, 2017			
	Dubai	**USA**	**India**	**Total**
External revenue*	130,720,847	13,191,472	4,566,602,335	**4,710,514,654**

* excludes interest income

Major customers:

Considering the nature of business, customers normally include individuals. Further, none of the corporate and other customers account for more than 10% or more of the Group's revenues.

35. Group entities

		Percentage Shareholding	
Name of Subsidiary	**Country of Incorporation**	**As at March 31, 2016**	**As at March 31, 2017**
Subsidiary of SMC Global Securities Limited			
a) SMC Comtrade Limited	India	100%	100%
b) SMC Investments and Advisors Limited	India	100%	100%
c) Moneywise Financial Services Private Limited	India	100%	100%
d) SMC Capitals Limited	India	100%	100%
e) Indunia Realtech Limited	India	100%	100%
f) SMC Finvest Limited	India	100%	100%
g) Moneywise Finvest Limited	India	100%	100%
h) SMC Global USA Inc. ("SMC USA")	USA	100%	50%*
i) SMC Global IFSC Private Limited (incorporated on December 8, 2016)	India	-	100%
Subsidiaries of SMC Comtrade Limited			
j) SMC Insurance Brokers Private Limited	India	97.58%	97.58%
k) SMC Comex International DMCC	UAE	100%	100%
Subsidiary of SMC Finvest Limited			
l) SMC Real Estate Advisors Private Limited	India	100%	100%
Joint venture of SMC Investments and Advisors Limited			
m) SMC & IM Capitals Investment Manager LLP #	India	-	50%

*The Group, by its virtue of holding of all of the seats on the Board of Directors of SMC USA, is able to direct the activities of SMC USA hence retaining the Group control over SMC USA. Further as per the bye laws of SMC USA, the Board of directors have power to appoint or remove any director by a majority vote. The Group based on this assessment of substantive rights over SMC USA has concluded the entity as the Group's subsidiary.

Refer note 39

36. Related parties

For the purpose of the consolidated financial statements, parties are considered to be related to the Group, if the Group has the ability, directly or indirectly, to control the party or exercise significant influence over the party in making financial and operating decisions, or vice versa, or where the Group and the party are subject to common control or common significant influence. Related parties may be individuals or other entities including close family members.

Related parties and nature of related party relationships with whom transactions have taken place during the year:

Nature of Relationship	Name of Related Parties
Key managerial personnel	Mr. Subhash Chand Aggarwal
	Mr. Mahesh Chand Gupta
	Mr. Ajay Garg
	Mr. Anurag Bansal
	Mr. Pradeep Aggarwal
	Mr. D.K. Aggarwal
	Mr. Pravin Kumar Aggarwal
	Mr. Himanshu Gupta
	Mr. Vinod Kumar Jamar
	Mr. Suman Kumar
	Mr. Naveen Saini (from August 4,2016)
	Mr. Kundan Mal Aggarwal
	Mr. Pawan Kumar Bansal (upto January 22, 2016)
	Mr. F. Jacob Cherian
	Mr. Narain Das Gupta
	Mr. Satish Chandra Gupta
	Mr. Roop Chandra Jindal
	Mr. Hari Das Khunteta
	Ms. Madhu Vij
	Mr. Chandra Wadhwa
	Mr. G.S Sundararajan (from June 10, 2016 to February 22, 2017)
Close member of family of key managerial personnel	Mr. Ravi Aggarwal
	Ms. Hemlata Aggarwal
	Mr. Devender Aggarwal
	Mr. Ayush Aggarwal
	Ms. Meetu Goel
	Ms. Nidhi Bansal
	Ms. Sushma Gupta
	Ms. Reema Garg
	Mr. Lalit Kumar Aggarwal
	Ms. Shruti Aggarwal
	Ms. Shweta Aggarwal
	Ms. Akanksha Gupta
	Ms. Meena Jamar
	Mr. Shreyank Jamar
	Ms Snehlata Garg
	Ms Archana Agarwal

(All amounts in Indian rupees unless otherwise stated)

Entities controlled by key management personnel and their close family members	Jai Ambey Share Broking Limited M/s Vinod Kumar Jamar (HUF) M/s Ajay Garg (HUF) M/s. Kundan Mal Aggarwal (HUF)

Particulars	For the year ended March 31, 2016	For the year ended March 31, 2017
Transactions with Key Management Personnel :		
Compensation		
Wages and salaries	43,783,427	74,936,197
Miscellaneous expense (director sitting fees)	2,605,000	3,715,000
Contribution to defined contribution plans	3,155,931	3,967,043
Share based compensation expense	-	5,902,339
Total	**49,544,358**	**88,520,579**
Management and advisory services	12,504	13,516
Revenue reversed related to management and advisory services given	47,001	-
Loans and advances given (refer note 1)	2,629,098	993,549
Interest income on loan and advances given	102,184	30,500
Brokerage income	278,477	73,380
Others		
Consultancy services paid	8,122,096	-
Transactions with close member of family of Key Management Personnel :		
Compensation		
Wages and salaries	16,804,290	16,444,260
Contribution to defined contribution plans	927,583	1,170,048
Total	**17,731,873**	**17,614,308**
Loans and advances given (refer note 1)	1,480,000	993,249
Brokerage income	12,933	22,877
Interest income on loan and advances given	11,000	30,200

(All amounts in Indian rupees unless otherwise stated)

Particulars	For the year ended March 31, 2016	For the year ended March 31, 2017
Transactions with entities controlled by key management personnel		
Commission to sub broker for distribution of financial products	1,880,534	1,495,698
Brokerage income	3,852	2,200
Loans and advances given (refer note 1)	1,478,847	992,396
Interest income on loan and advances given	12,600	32,150
	As at	
	March 31, 2016	**March 31, 2017**
Loans and advances to key management personnel	977,549	-
Loans and advances to close family members of key management personnel	977,549	-
Loans and advances to entities controlled by key management personnel	976,396	-
Trade payable to key management personnel (refer note 2)	1,485,691	469,637
Trade payable to close family member of key management personnel (refer note 2)	1,375,074	30,505
Trade payable to entities controlled by key management personnel (refer note 2)	1,031,949	134,214
Trade receivable from key management personnel (refer note 2)	167	147,509
Trade receivable from close family member of key management personnel (refer note 2)	-	376,935
Trade receivable from entities controlled by key management personnel (refer note 2)	-	197,554

Notes:

1. Represents maximum outstanding balance during the year.
2. On account of voluminous transactions during the year, only outstanding balance as at period end is disclosed.
3. Group entered into various transactions with related parties during the year. The terms and conditions of these transactions were no more favourable than those available, or which might reasonably be expected to be available, in similar transactions with non-related parties on an arm's length basis.

(All amounts in Indian rupees unless otherwise stated)

37. Business combination

On July 26, 2016, the Group acquired investment advisory business of Franklin Financial Planning Inc., USA. ("Franklin"), a SEC registered investment advisory firm located in Deland, Florida. The Group has acquired Franklin because it expands both its existing investment advisory portfolio and customer base. The acquisition has been accounted for using the acquisition method of accounting. The total purchase consideration for Franklin is INR 54,762,091 (US $ 812,000), which includes the cash consideration of INR 30,119,151 (US $ 446,600) and equity consideration in form of shares of SMC Global USA Inc. (a subsidiary of the Parent Company) of INR 24,642,940 (US $ 365,400).

In connection with the transaction, the Group based on a provisional valuation recorded INR 13,488,240 (US $ 200,000) in customer-related intangibles, which has a weighted average amortization period of eight years. The resultant goodwill arising from the acquisition amounted to INR 41,273,892 (US $ 612,000), which is primarily attributed to the expected synergies and other benefits from the acquisition. The goodwill is deductible for income tax purposes.

Transaction costs of INR 700,000 have been expensed and are included in other expenses in the consolidated statement of profit or loss and are part of operating cash flows in the consolidated statement of cash flows.

The results of operations of the acquired business and the fair value of the acquired assets are included in the consolidated financial statements with effect from the date of the acquisition.

For the year ended March 31, 2017, acquired business contributed revenue of INR 13,191,472 (US $ 196,676) and profit of INR 2,620,852 (US $ 39,075) to the group's results.

For the year ended March 31, 2017, SMC Global USA Inc. contributed revenue of INR 13,191,472 (US $ 196,676) and loss of INR 23,234,385 (US $ 346,410) to the group's results.

The initial accounting for the acquisition of Franklin Financial Planning Inc., USA has been determined provisionally.

The fair value of customer relationships recognized in the March 31, 2017 financial statements are based on a provisional assessment of fair value as the Company has sought an independent valuation for the purchase price allocation. The results of the valuation have not been finalized as at the date these financial statements were approved for issue by management, and as a result, the financial information disclosed is based on management's best estimate and are disclosed on a provisional basis.

38. Share based payment

SMC Global USA Inc., a subsidiary of the Group, agreed to issue 10% of equity shares of the Company to Jacob Cherian (CEO of SMC Global USA Inc.) towards his services rendered. The fair value of these shares on the grant date, i.e. July 1, 2016, amounted to INR 5,934,808 (US $88,000) based on external valuation report obtained by the Group. This value has been determined based on weights assigned to discounted cash flow method and comparable companies method. The Group has accordingly recognized this amount as a share based compensation expenses under Personnel expenses during the year ended March 31, 2017.

39. Investment in Joint venture

On May 2, 2016, the Group entered into a Memorandum of Understanding (MOU) with IM+ Capital Group to incorporate a Limited Liability Partnership namely SMC & IM Capitals Investment Manager LLP ("LLP") wherein both the entities will be equal business partners. The Group also paid an amount of INR 15,000,000 towards co-sponsoring the Real Estate Investment Trust ("REIT") licence. The LLP was incorporated on June 30, 2016 and the required regulatory SEBI approval was obtained on October 18, 2016. Investment manager ("LLP") will be responsible for management of assets and schemes of trust, identifying and appraising investment opportunities, negotiating terms of investments and making investment decisions.

The LLP has been treated as a joint venture based on the factors including structure, legal form and contractual arrangement. Therefore, the same has been accounted for on an equity pickup basis. The REIT licence has been accounted for as an intangible asset and is being amortized over an estimated useful life of 7 years.

(All amounts in Indian rupees unless otherwise stated)

40. Interest in joint venture

The Group has a 50% interest in SMC & IM Capitals Investment Manager LLP ("LLP"), a joint venture involved in management of assets and schemes of trust, identifying and appraising investment opportunities, negotiating terms of investments and making investment decisions. The Group's interest in LLP is accounted for using the equity method in the consolidated financial statements. Summarized financial information of the joint venture, based on its IFRS financial statements, and reconciliation with the carrying amount of the investment in the consolidated financial statements are set out below:

	As at March 31, 2017
Current assets	
Cash and cash equivalents	3,227,239
Short-term loan and advances	2,580,467
Non current assets	
Long-term loan and advances	6,256
Current liabilties	
Trade payable	(872,499)
Other current liabilities	(1,291,950)
Equity	**3,649,513**
Group's carrying amount of investment	**1,824,756**

Summarised statement of profit and loss of SMC & IM Capitals Investment Manager LLP

	For the year ended March 31, 2017
Revenue	-
Expense	
Employee benefit expense	6,684,317
Other expense	19,666,170
Loss before tax	**26,350,487**
Income tax expense	-
Loss for the period	**26,350,487**
Total comprehensive loss for the period	**26,350,487**
Group's share of loss for the period	**13,175,244**

The joint venture had no contingent liabilities or capital commitments as at March 31,2017

41. Capital commitment

Contractual commitment for purchase of property, equipment and intangible assets (net of advances) amounts to INR 26,178,283 as at March 31, 2017 (INR 17,500,000 as at March 31, 2016).

42. Subsequent events

There were no material post subsequent events which have a bearing on the understanding of the financial statements.